  As filed with the Securities and Exchange Commission on May 17, 2018

Registration No. 333-219922

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WEED, Inc.
(Exact name of registrant as specified in its charter)

Nevada	8731	83-0452269
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4920 N. Post Trail Tucson, AZ 85750	(520) 818-8582
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

Glenn E. Martin, President
WEED, Inc.
4920 N. Post Trail
Tucson, AZ 85750
(520) 818-8582 (Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Craig V. Butler, Esq.
Law Offices of Craig V. Butler
300 Spectrum Center Drive, Suite 300
Irvine, CA 92618
(949) 484-5667

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

i

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $0.001 par value	8,982,015	$1.00	$8,982,015	$1,118.27
Total Registration Fee				$1,118.27

(1)
The Registrant is registering for resale by the selling stockholders identified in the prospectus contained herein 8,982,015 shares of common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. Pursuant to Rule 416 of the Securities Act, as amended, this registration statement shall be deemed to cover additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms that provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend paid with respect to, the registered securities.
(2)
Estimated solely for purposes of calculating the registration fee under Rule 457 under the Securities Act, as amended. Our common stock is not traded on any national exchange. The price of $1.00 per share is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB, or the OTCQX or OTCQB tiers of OTC Markets, at which time the shares may be sold at prevailing market prices or privately negotiated prices. The price of $1.00 per share was based on a per share price we sold our common stock to a private investor in a material transaction prior to the date we originally filed this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SHARES OF THE COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.
		8,982,015 SHARES WEED, INC.
________________

TABLE OF CONTENTS

	Page

Prospectus Summary	2	----------------------- PROSPECTUS ----------------------- _____________, 2018
Corporate Information	2
Risk Factors	4
Use of Proceeds	8
Selling Security Holders	9
Plan of Distribution	13
Description of Securities	15
Interests of Experts and Counsel	15
Description of Business	16
Description of Property	23
Legal Proceedings	23
Index to Financial Statements	25
Management’s Discussion and Analysis or Plan of Operation	26
Changes in Accountants	36
Directors, Executive Officers	37
Executive Compensation	38
Security Ownership	40
Certain Transactions	41
Available Information	44
Experts	44

Until ____________, 2018, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

iii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 17, 2018

PROSPECTUS

8,982,015 shares of common stock

WEED, INC.

This prospectus relates to the resale of Common Shares which were issued by WEED, Inc., a Nevada corporation (“we” or the “Company”) in previous private placement transactions by the selling security holders named herein under “Selling Shareholders.” We will not receive any proceeds from the resale of these Common Shares.

The Selling Shareholders may offer all or part of the shares for resale from time to time through public or private transactions, at $1.00 per share, which is the fixed price at which the Selling Shareholders may sell their shares until our common stock is quoted on the OTCBB, or the OTCQX or OTCQB tiers of OTC Markets, at which time the shares may be sold at prevailing market prices or privately negotiated prices. The Company is paying for all registration, listing and qualification fees, printing fees and legal fees.

Our Common Shares are quoted on OTC Market’s “OTC Pink” tier under the ticker symbol “BUDZ.” We are applying to have our common stock quoted on the OTCQB-tier of OTC Markets.

Investing in the common stock involves risks. WEED, Inc., currently has limited operations, limited income, and limited assets, is in unsound financial condition, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 4. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May ___, 2018

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to WEED, Inc., a Nevada corporation.

WEED, INC.

We are an early stage holding company currently focused on the development and application of cannabis-derived compounds for the treatment of human disease. Our wholly-owned subsidiary, Sangre AT, LLC (“Sangre”), has begun a planned five-year Cannabis Genomic Study to complete a genetic blueprint of the Cannabis plant genus, by creating a global genomic classification of the entire plant. By targeting cannabis-derived molecules that stimulate the endocannabinoid system, Sangre’s research team plans to develop scientifically-valid and evidence-based cannabis strains for the production of disease-specific medicines. The goal of the research is to identify, collect, patent, and archive a collection of highly-active medicinal strains. We plan to conduct this study only in states where cannabis has been legalized for medicinal purposes.

Using annotated genomic data and newly generated phenotypic data, Sangre plans to identify and isolate regions of the plant genome which are related to growth, synthesis of desired molecules, and drought and pest resistance. This complex data set would then be utilized in a breeding program to generate and establish new hybrid cultivars which exemplify the traits that are desired by the medical and patient community. This breeding program would produce new seed stocks and clones, which we plan on patenting. If successful this intellectual property should generate immense value for the Company. After developing a comprehensive understanding of the annotated genome of a variety of cannabis strains, and obtaining intellectual property protection over the most promising strains, we plan to move forward either independently or with strategic partners to develop medicinal products for the treatment of a multitude of human diseases.

Currently, we do not have the money or funding to achieve the above goals and we will not be able to achieve our goals unless we are successful in obtaining additional funding, likely through sales of our securities, all which may serve to dilute the ownership position of our current and future shareholders.

Corporate Information

We were originally incorporated under the name Plae, Inc., in the State of Arizona on August 20, 1999. At the time we operated under the name Plae, Inc., no business was conducted. No books or records were maintained and no meetings were held. In essence, nothing was done after incorporation until Glenn E. Martin took possession of Plae, Inc. in January 2005. On February 18, 2005, the corporate name was changed to King Mines, Inc. and then subsequently changed to its current name, United Mines, Inc., on March 30, 2005. No shares were issued until the Company became United Mines, Inc. From 2005 until 2015, we were an exploration stage mineral exploration company that owned a number of unpatented BLM mining claims and Arizona State Land Department exploration leases.

On November 26, 2014, our Board of Directors approved the redomestication of our company from Arizona to Nevada (the “Articles of Domestication”), and approved Articles of Incorporation in Nevada, which differed from then-Articles of Incorporation in Arizona, primarily by (a) changing our name from United Mines, Inc. to WEED, Inc., (b) authorizing Twenty Million (20,000,000) shares of preferred stock, with blank check rights granted to our Board of Directors, and (c) authorizing Two Hundred Million (200,000,000) shares of common stock (the “Nevada Articles of Incorporation”). On December 19, 2014, the holders of a majority of our outstanding common stock approved the Articles of Domestication and the Nevada Articles of Incorporation at a Special Meeting of Shareholders. On January 16, 2015, the Articles of Domestication and the Nevada Articles of Incorporation went effective with the Secretary of State of the State of Nevada. On February 2, 2015, our name change to WEED, Inc., and a corresponding ticker symbol change to “BUDZ” went effective with FINRA and was reflected on the quotation of our common stock on OTC Markets.

These changes were effected in order to make our corporate name and ticker symbol better align with our short-term and long-term business focus, which in the short-term is to conduct Sangre’s Cannabis Genomic Study over the next 5 years, process those results, and in the long-term to be an international cannabis research and product development company, with a globally-recognized brand focusing on building and purchasing labs, land and building commercial grade “Cultivation Centers” to consult, assist, manage & lease to universities, state governments, licensed dispensary owners and worldwide organic grow operators on a contract basis, with a concentration on the legal and medical Cannabis sector. Our long-term plan is to become a True “Seed-to-Sale” global holding company providing infrastructure, financial solutions, product development and real estate options in this new emerging market. Our long term plans may also include acquisitions of synergistic businesses, such as distilleries to make infused beverages and/or super oxygenated water with CBD and THC. We have also formed WEED Australia Ltd., registered as an unlisted public company in Australia, to address future global demand, however the entity has been dormant since its inception.

Our corporate offices are located at 4920 N. Post Trail, Tucson, AZ 85750, telephone number (520) 818-8582.

SUMMARY OF THE OFFERING

Common Shares offered by Selling Shareholders	8,982,015 Common Shares.

Common Shares outstanding before the offering	99,991,020 Common Shares as of the date hereof.

Common Shares outstanding after the offering	99,991,020 Common Shares.

Use of proceeds	We will not receive any proceeds from the sale of shares by the Selling Shareholders.

OTC Markets Trading Symbol	BUDZ

Risk Factors	The Common Shares offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

RISK FACTORS

We have a limited operating history and historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of development. We may not successfully address these risks and uncertainties or successfully complete our studies and/or implement our existing and new products. If we fail to do so, it could materially harm our business and impair the value of our common stock. Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate in the future. We were incorporated in the State of Arizona on August 20, 1999. From 2005 until 2015, we were an exploration stage mineral exploration company that owned a number of unpatented mining claims and Arizona State Land Department claims. On November 26, 2014, our Board of Directors approved the redomestication of our company from Arizona to Nevada and we shifted our business focus to a company concentrating on the development and application of cannabis-derived compounds for the treatment of human disease. Although our subsidiary, Sangre, has begun its planned five-year Cannabis Genomic Study to complete a global genomic classification of the Cannabis plant genus the completion of the study is likely years away. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business, conducting research, and developing new products. These include, but are not limited to, inadequate funding, unforeseen research issues, lack of consumer acceptance, competition, product development, and inadequate sales and marketing. The failure by us to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail operations. No assurance can be given that we can or will ever operate profitably.

We may not be able to meet our future capital needs.

To date, we have not generated any revenue and we have limited cash liquidity and capital resources. Our future capital requirements will depend on many factors, including the progress and results of our Cannabis Genomic Study, our ability to develop products, cash flow from operations, and competing market developments. We anticipate the Cannabis Genomic Study will cost approximately $15,000,000 to complete. We will need additional capital in the near future. Any equity financings will result in dilution to our then-existing stockholders. Although we currently do not have any debt financing, any sources of debt financing in the future may result in a high interest expense. Any financing, if available, may be on unfavorable terms. If adequate funds are not obtained, we will be required to reduce or curtail operations.

If we cannot obtain additional funding, our research and development efforts may be reduced or discontinued and we may not be able to continue operations.

We have historically experienced negative cash flows from operations since our inception and we expect the negative cash flows from operations to continue for the foreseeable future. Unless and until we are able to generate revenues, we expect such losses to continue for the foreseeable future. As discussed in our financial statements, there exists substantial doubt regarding our ability to continue as a going concern.

Research and development efforts are highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to support our future operations through one or more methods, including but not limited to, issuing additional equity or debt.

In addition, we may also raise additional capital through additional equity offerings, and licensing our research and/or future products in development. While we will continue to explore these potential opportunities, there can be no assurances that we will be successful in raising sufficient capital on terms acceptable to us, or at all, or that we will be successful in licensing our future products. Based on our current projections, we believe we have insufficient cash on hand to meet our obligations as they become due based on current assumptions. The uncertainties surrounding our future cash inflows have raised substantial doubt regarding our ability to continue as a going concern.

Any disruption and/or instability in economic conditions and capital markets could adversely affect our ability to access the capital markets, and thus adversely affect our business and liquidity.

Economic conditions and issues with the financial markets have had, and will continue to have, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity. The shortage of liquidity and credit combined with the substantial losses in worldwide equity markets could lead to an extended worldwide recession. We may face significant challenges if conditions in the capital markets do not improve. Our ability to access the capital markets has been and continues to be severely restricted at a time when we need to access such markets, which could have a negative impact on our business plans. Even if we are able to raise capital, it may not be at a price or on terms that are favorable to us. We cannot predict the occurrence of future disruptions or how long the current conditions may continue.

Our proposed business is dependent on laws pertaining to the cannabis industry.

Continued development of the cannabis industry is dependent upon continued legislative authorization of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress for the industry, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our business.

As of the end of February 2017, 28 states and the District of Columbia allow its citizens to use medical marijuana. Voters in the states of Colorado, Washington, Alaska, Oregon and the District of Columbia have approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the Federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The prior administration (President Obama) effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, the Trump administration has indicated the potential for stricter enforcement of the marijuana industry at the federal level, but to date there has been very little in terms of action. There is no guarantee that the Trump administration or future administrations will maintain the low-priority enforcement of federal laws in the marijuana industry that was adopted by the Obama administration. The Trump administration or any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to our business and our shareholders.

Further, and while we do not intend to harvest, distribute or sell cannabis, if we conduct research with the cannabis plant or lease buildings to growers of cannabis, etc., we could be deemed to be participating in marijuana cultivation, which remains illegal under federal law, and exposes us to potential criminal liability, with the additional risk that our properties could be subject to civil forfeiture proceedings.

The cannabis industry faces strong opposition.

It is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue. For example, medical cannabis will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies. Further, the medical cannabis industry could face a material threat from the pharmaceutical industry, should cannabis displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical cannabis movement. Any inroads the pharmaceutical industry could make in halting or impeding the cannabis industry could have a detrimental impact on our proposed business.

Cannabis remains illegal under Federal law.

Cannabis is a schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of cannabis has been legalized, its production and use remains a violation of federal law. Since federal law criminalizing the use of cannabis preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our inability to proceed with our business plan.

Laws and regulations affecting the medical cannabis industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

If we are unable to recruit and retain qualified personnel, our business could be harmed.

Our growth and success highly depend on qualified personnel. Competition in the industry could cause us difficulty in recruiting or retaining a sufficient number of qualified technical personnel, which could harm our ability to develop new products. Also, the fact cannabis remains illegal at the federal level may dissuade qualified personnel from working in the cannabis industry, thus limiting the pool of qualified individuals to run our business. If we are unable to attract and retain necessary key talents, it would harm our ability to develop competitive product and retain good customers and could adversely affect our business and operating results.

We may be unable to adequately protect our proprietary rights.

Our ability to compete partly depends on the superiority, uniqueness and value of our intellectual property. To protect our proprietary rights, we will rely on a combination of patent, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. Despite these efforts, any of the following occurrences may reduce the value of our intellectual property:

● Our applications for patents relating to our business may not be granted and, if granted, may be challenged or invalidated;
● Issued patents may not provide us with any competitive advantages;
● Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;
● Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop;
● Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products; or
● The fact cannabis is illegal at the federal level may impact our ability to secure patents from the United States Patent and Trademark Office, and other intellectual property protections may not be available to us.

We may become involved in lawsuits to protect or enforce our patents that would be expensive and time consuming.

In order to protect or enforce our patent rights, we may initiate patent litigation against third parties. In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority and patentability of inventions. The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings, would be costly and divert our technical and management personnel from their normal responsibilities. An adverse determination of any litigation or defense proceedings could put our pending patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. This disclosure could have a material adverse effect on our business and our financial results.

The Selling Shareholders may sell their shares of common stock in the open market, which may cause our stock price to decline.

The Selling Shareholders may sell the shares of common stock being registered in this offering in the public market. That means that up to 8,982,015 shares of common stock, the number of shares being registered in this offering, may be sold in the public market. Such sales will likely cause our stock price to decline.

Sale of our common stock by the Selling Shareholders could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

Our common stock has been thinly traded and we cannot predict the extent to which a trading market will develop.

Our common stock is traded on the OTC Markets’ “Pink Current Information” tier. Our common stock is thinly traded compared to larger more widely known companies. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for our common stock will develop or be sustained after this offering.

Because we are subject to the “penny stock” rules, the level of trading activity in our stock may be reduced.

Our common stock is traded on the OTC Markets’ “Pink Current Information” tier. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

SELLING SHAREHOLDERS

The Selling Shareholders may offer from time to time up to an aggregate of 8,982,015 shares of our Common Stock.

Except as otherwise provided, the following table sets forth certain information with respect to the beneficial ownership of our common stock including the names of the Selling Shareholders, the number of shares of our Common Stock owned beneficially by the Selling Shareholders as of August 11, 2017, the number of shares of Common Stock being offered by each selling stockholder hereby, and the number and percentage of shares of Common Stock that will be owned by each selling stockholder following the completion of this offering:

Name of Selling Shareholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Offered for the Selling Shareholder’s Account	Shares of Common Stock Owned by Selling Shareholder After the Offering	Percent of Common Stock to be Owned by the Selling Shareholder After the Offering

Victor and Krista Amereno	2,124	2,124	--	--
Melanie Anderson	250,000	250,000	--	--
James Burton Anderson	500,000	500,000	--	--
Kelly Berry	1,063	1,063	--	--
Daniel J. Breen/Ryan Breen	37,151	37,151
Jayne Breen	860,000	860,000	--	--
John Breen	22,291	22,291	--	--
Nakai Breen	5,309	5,309	--	--
Ryan Breen (9)	5,047,766(9)	1,037,151(9)	4,010,615	4.01%
Mark Brewster	534	534	--	--
Richard Bridgeforth	43,186	43,186	--	--
Buena Vista Consultant LLC (1)	3,186	3,186	--	--
Candice Bullis	1,063	1,063	--	--
Mindy Bullis	2,124	2,124	--	--
Michelle Cammaran	532	532	--	--
Kiante Devaun Carroll	5,309	5,309	--	--
CFO Solutions LLC (2)	3,077	3,077	--	--
CH Capital LLC (3)	53,070	53,070	--	--
Charles Castelli	50,000	50,000	--	--
Jessica M Cox	2,124	2,124	--	--
John D’Andrea	5,309	5,309	--	--
Dale R Johnson	120,000	120,000	--	--
Philip Doyley	2,124	2,124	--	--
David A Eckert	132,970	132,970	--	--

FMTC Roth Ira FBO David A Eckert	19,696	19,696	--	--
Elliott Kwestels	128,000	128,000	--	--
Charlotte Elliott & Gary Elliott	3,186	3,186	--	--
Aimee Elliott	5,309	5,309	--	--
Fred Erickson	2,124	2,124	--	--
Experimental Schools Corporation of Arizona (4)	2,124	2,124	--	--
Joseph Feeney	2,124	2,124	--	--
Larry Fuller	2,030	2,030	--	--
Joe & Theresia Gantenhammer	1,594	1,594	--	--
GEM Management Group LLC Nicole Breen	19,947,520(10)	305,505	19,642,015(10)	19.58%
Christopher Gewelke	1,063	1,063	--	--
Peter Gilboy	2,656	2,656	--	--
Lawrence Gochioco	2,000	2,000	--	--
Malcolm Gochioco	1,000	1,000	--	--
Niels Karsten Gudell	2,124	2,124	--	--
Shaddine Gum	1,063	1,063	--	--
Whitney Gum	1,063	1,063	--	--
Darren Hamans	10,000	10,000	--	--
Chris Harriman	124,601	124,601	--	--
Camille Hartmetz	532	532	--	--
JB Henrickson	12,303	12,303	--	--
Scott Hill	13,170	13,170	--	--
Sandra Hogan	3,000	3,000	--	--
Arnold Hollander	1,063	1,063	--	--
Richard Huff	1,063	1,063	--	--
Scott Douglas Hurley	1,063	1,063	--	--
Rudy Ingersoll	2,124	2,124	--	--
Jeff Miller	240,000	240,000	--	--
Dale Johnson	94	94	--	--
KGP Consulting LLC (5)	1,063	1,063	--	--
Gurutej Kaur Khalsa	1,063	1,063	--	--
RBC Capital Markets LLc Cust FBO Elliot Kwestels	8,000	8,000	--	--
Brenda L Damarin TTEE	2,000	2,000	--	--
Ashley Jason Lee	1,063	1,063	--	--
Craig Lee	532	532	--	--
Edward E Lehman	5,230	5,230	--	--
Roger Leon	1,063	1,063	--	--
Derrick Lewis	2,656	2,656	--	--

Steven Long	2,124	2,124	--	--
Charles Lull	490,063	490,063	--	--
Ashley & Robert Luna	10,615	10,615	--	--
Linda J Martin	21,229	21,229	--	--
Nodar Temuri Maskhulia	1,063	1,063	--	--
Edward Matkoff	55,000	55,000	--	--
Rodger Mattes	2,124	2,124	--	--
Edward Mccullough	1,063	1,063	--	--
Alexandra Miller	2,124	2,124	--	--
Gregory Miller	1,063	1,063	--	--
Gregory Paul Miller	1,099	1,099	--	--
Jaret Miller	6,370	6,370	--	--
Mari Miller	1,063	1,063	--	--
Melissa Miller	1,063	1,063	--	--
Jenny Miranda	532	532	--	--
Robin Mitchell	4,778	4,778	--	--
Flora Nefwani	2,124	2,124	--	--
Jaliyah Nefwani	1,063	1,063	--	--
Kingston Nefwani	1,063	1,063	--	--
Marialice Nichols	6,000	6,000	--	--
Gabriel O’Daniel	5,309	5,309	--	--
Holliegh O’Daniel	5,309	5,309	--	--
Jordan O’Daniel	5,309	5,309	--	--
Kimberly O’Daniel	21,229	21,229	--	--
Ronald Olsen	10,934	10,934	--	--
Ronald C Olsen	1,329	1,329	--	--
Steve Pagac	1,063	1,063	--	--
Patrick Brodnick	240,000	240,000	--	--
Jason & Christina Pawelczyk	2,124	2,124	--	--
Perleberg Enterprises Inc. (6)	1,063	1,063	--	--
Bryan H Perleberg	532	532	--	--
Tyler D Perleberg	532	532	--	--
Michael Peskin	922	922	--	--
Todd Peterson	12,000	12,000	--	--
Robert Pulver	1,063	1,063	--	--
Jessica Raygoza	532	532	--	--
RBC Capital Markets LLC Cust FBO Elliott Kwestels	4,000	4,000	--	--
Keith Regan	4,245	4,245	--	--
Danny Roth	1,000	1,000	--	--
Sal Rutigliano	165,000	165,000	--	--
Alec Noel Sanchez	1,063	1,063	--	--

Jordyn Kane Sanchez	1,063	1,063	--	--
Nicole Sanchez	2,124	2,124	--	--
Barbra Sasselli	1,063	1,063	--	--
Melanie Scopelitus	90,000	90,000	--	--
Kalena Larise Scott	1,063	1,063	--	--
Kimberly Scott	2,124	2,124	--	--
Carmen Seabre	1,700	1,700	--	--
Valerie Seabre	31,842	31,842	--	--
Buddy Shaw	532	532	--	--
Linda Shaw	21,229	21,229	--	--
Linda & Jerry Shaw	5,309	5,309	--	--
Patricia Shouse	1,063	1,063	--	--
Robert Shouse	1,063	1,063	--	--
Sikh Dharma of Phoenix, Inc. (7)	6,370	6,370	--	--
Carmine Simpson	1,500	1,500	--	--
Soul Singh & Meher Kaur Khalsa	5,309	5,309	--	--
Jonathan Smuda	532	532	--	--
Wendy L Starr-Turley	532	532	--	--
Stephanie & Jose Alonso Garcia	1,063	1,063	--	--
Stephen R Murphy	25,000	25,000	--	--
David Summers	1,063	1,063	--	--
Gordan Surran	532	532	--	--
Tanque Verde Baptist Church	10,615	10,615	--	--
Thomas Harrington	102,000	102,000	--	--
Diane Thomas	1,063	1,063	--	--
Diane K Wallace	162	162	--	--
John M Wallace	162	162	--	--
Water of Life Metropolation Community (8)	10,615	10,615	--	--
Benita Watford	6,370	6,370	--	--
Russell Watson	10,615	10,615	--	--
Edward Weaver	1,063	1,063	--	--
Roger Weckworth	1,275	1,275	--	--
Herbert Weiss	2,500	2,500	--	--
Beverly Weiss	5,309	5,309	--	--
Charles Welch	2,230	2,230	--	--
Antonia Whyte	20,000	20,000	--	--
Patrick E Williams	195,850	195,850	--	--
Varooge Yarganian	1,063	1,063	--	--
Jennifer Jill Zavada	1,063	1,063	--	--

Tom Zdroik	1,063	1,063	--	--
Lex Seabre	1,500,000	1,500,000	--	--
Rodger Seabre	1,300,000	1,300,000	--	--
Mary A Williams	145,850	145,850	--	--
Travis Nelson	50,000	50,000	--	--
Amanda Gross	33,000	33,000	--	--
Ted Hadfield	50,000	50,000	--	--
Yuriy Fofanov	50,000	50,000	--	--
Chad Wagner	25,000	25,000	--	--
Russ Karlen	100,000	100,000	--	--
Eric Karlen	20,000	20,000	--	--
Matthew Turner	20,000	20,000	--	--

(1)
Buena Vista Consultant LLC is controlled by Alan Blankenship.
(2)
CFO Solutions LLC is controlled by J.B. Henriksen.
(3)
CH Capital LLC is controlled by Mark Stewart.
(4)
Experimental Schools Corporation of Arizona is controlled by Nicholas Sofka.
(5)
KGP Consulting LLC is controlled by Kerri G. Parsons.
(6)
Perleberg Enterprises Inc. is controlled by Dean Perleberg
(7)
Sikh Dharma of Phoenix, Inc. is controlled by Soul Singh Khalsa.
(8)
Water of Life Metropolation Community is controlled by Rev. James Burns.
(9)
Includes 37,151 shares held in the name of both Daniel J. Breen and Ryan Breen, which are the same shares listed under “Daniel J Breen/Ryan Breen” in the Selling Shareholders table. Although those shares appear twice in the above table, they are only counted once to calculate the total shares being offered by the Selling Shareholders hereunder.
(10)
Includes all shares beneficially-owned by Ms. Nicole Breen, including those in her name, those in children’s names, and those held in the name of GEM Management, LLC.

None of the Selling Shareholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates, except as follows:

●
Nicole Breen is our Secretary and Treasurer and serves on our Board of Directors. She is the daughter of Glenn E. Martin, our Chief Executive Officer.
●
Ryan Breen is the husband of Nicole Breen.
●
Jayne Breen is the mother of Ryan Breen. She was a consultant to the company for a number of years and also invested $50,000 in 2008. Neither Nicole Breen nor Ryan Breen controls these shares.
●
John Breen is the father of Ryan Breen. Neither Nicole Breen nor Ryan Breen controls these shares.
●
Nakai Breen was the grandmother of Ryan Breen. She has passed away and the shares are controlled by her estate. Neither Nicole Breen nor Ryan Breen controls these shares.

PLAN OF DISTRIBUTION

We are not offering any of the Selling Shareholders’ securities. These shares may be sold by the Selling Shareholders from time to time at prevailing market prices. We will not receive any of the proceeds from any sale by the Selling Shareholders. The Selling Shareholders may sell or distribute their shares in transactions through underwriters, brokers, dealers or agents from time to time or through privately negotiated transactions, including in distributions to shareholders or partners or other persons affiliated with the Selling Shareholders. If the Selling Shareholder enters into an agreement after the date of this prospectus to sell their shares to a broker-dealer as a principal and that broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement containing this prospectus identifying the broker-dealer and disclosing required information on the plan of distribution. Additionally, prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the Financial Industry Regulatory Agency.

Penny Stock Rules / Section 15(g) of the Exchange Act

Our shares may be considered penny stock covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 (including spouse's net worth and may include the fair market value of home furnishings and automobiles, but excluding from the calculation the value any primary residence and the related amount of any indebtedness on primary residence up to the fair market value of the primary residence (any indebtedness that exceeds the fair market value of the primary residence must be deducted from net worth calculation)) or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination and that it is unlawful to effect the transaction without written authorization for the transaction from the customer.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above-described regulatory burdens.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of preferred stock, par value $0.001. As of June 30, 2017, there are 99,991,020 shares of our common stock issued and outstanding, held by approximately 258 shareholders of record. There are no shares of our preferred stock outstanding as of the date of this filing.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock. We are authorized to issue 20,000,000 shares of preferred stock, par value $0.001. We have not issued, nor established any series for, any of our preferred stock. Our preferred stock is “blank check preferred” whereby our Board of Directors may create a series of preferred stock and set the rights and preferences of such preferred stock, without further shareholder approval. The availability or issuance of preferred shares in the future could delay, defer, discourage or prevent a change in control. On January 14, 2016, our Board of Directors approved the creation of a class of preferred stock to be entitled “Series B Convertible Preferred Stock” with the following rights and preferences: (i) no dividend rights; (ii) no liquidation preference over the Company’s common stock; (iii) conversion rights into shares of common stock at a ratio of 20 shares of common stock for each share of Series B Convertible Preferred Stock; (iv) no redemption rights; (v) no call rights by the Company; and (vi) voting rights on an “as converted” basis on all matters properly brought before our common stockholders for a vote. This class of preferred stock has not been created yet and no shares have been issued, but we agreed to create this class of preferred stock and issue shares as set forth in the employment agreements we have with Glenn E. Martin, Nicole Breen and Ryan Breen, as detailed herein.

INTEREST OF NAMED EXPERTS AND COUNSEL

Law Offices of Craig V. Butler serves as our legal counsel in connection with this offering. Mr. Butler does not own any of our securities.

DESCRIPTION OF BUSINESS

General

We are an early stage holding company currently focused on the development and application of cannabis-derived compounds for the treatment of human disease. Our wholly-owned subsidiary, Sangre AT, LLC (“Sangre”), has begun a planned five-year Cannabis Genomic Study, complete a genetic blueprint of the Cannabis plant genus, by creating a global genomic classification of the entire plant. By targeting cannabis-derived molecules that stimulate the endocannabinoid system, Sangre’s research team plans to develop scientifically-valid and evidence-based cannabis strains for the production of disease-specific medicines. The goal of the research is to identify, collect, patent, and archive a collection of highly-active medicinal strains. We plan to conduct this study only in states where cannabis has been legalized for medicinal purposes.

Using annotated genomic data and newly generated phenotypic data, Sangre plans to identify and isolate regions of the plant genome which are related to growth, synthesis of desired molecules, and drought and pest resistance. This complex data set would then be utilized in a breeding program to generate and establish new hybrid cultivars which exemplify the traits that are desired by the medical and patient community. This breeding program would produce new seed stocks and clones, which we plan on patenting. If successful this intellectual property should generate immense value for the Company. After developing a comprehensive understanding of the annotated genome of a variety of cannabis strains, and obtaining intellectual property protection over the most promising strains, we plan to move forward either independently or with strategic partners to develop medicinal products for the treatment of a multitude of human diseases.

Our current, short-term goals relate to the Cannabis Genomic Study and the resulting development of a variety of new cannabis strains, and, over the next 5 years, we plan to process those results in order to become an international cannabis research and product development company, with a globally-recognized brand focusing on building and purchasing labs, land and building commercial grade “Cultivation Centers” to consult, assist, manage & lease to universities, state governments, licensed dispensary owners and organic grow operators on a contract basis with a concentration on the legal and medical cannabis sector..

Our long-term plan is to become a true “Seed-to-Sale” global holding company providing infrastructure, financial solutions, product development, and real estate options in this new emerging market. Our long term growth may also come from the acquisition of synergistic businesses, such as distilleries, to make anything from infused beverages to super oxygenated water with CBD and THC. Currently, WEED Inc has formed WEED Australia Ltd., registered as an unlisted public company in Australia to address this Global demand. We have also formed WEED Australia Ltd., registered as an unlisted public company in Australia, to address future global demand, however the entity has been dormant since its inception.

Our website is www.weedunitedstates.com.

Cannabis Genomic Study

After more than 40 years of illicit, underground breeding programs, the genetic integrity of Cannabis has been significantly degraded. Our subsidiary, Sangre AT, LLC (“Sangre”) plans to use a gene-based breeding program to root out inferior cultivars and replace them with fully-validated and patentable cultivars which produce consistent plant products for the medicinal markets. We believe our unique gene-based breeding program will improve cultivars and introduce integrity, stability, and quality to the market in the following ways:

● Accelerated and optimized growth rates; modern genomic resources will enhance traditional breeding methods

● Generation of new cultivars, accelerating and perfecting the art of selective breeding

● Provide the ability to assay for specific genes within the crop, which is critical to strain tracking and market quality assurance

● Improve disease and drought resistance

We believe our gene-based breeding program will facilitate and accelerate:

● Improved therapeutic properties

● New therapies for migraines/chronic pain, epilepsy, cancer, PTSD, chronic head injury, and others

● Enhanced opportunities for new drug discovery through collaborations with national medical research and treatment centers and Bio-pharma companies

● Development and protection of intellectual property

The Research Plan

In order to achieve the desired results outlined above, Sangre has developed a research plan entitled the “Cannabis Genomic Study.” The goal of the study is to complete a global genomic classification of the Cannabis plant genus. Once the classification is complete, the research team plans to develop new cannabis strains that show the highest likelihood of being successful in the treatment of a variety of human diseases, test those strains and then work to produce those strains in a medicinal form for the treatment of disease. The research plan will be conducted using the following steps: Extraction, Purification, Sequencing. Annotation, and Cloning (micro-propagation).

Extraction: The extraction of genomic DNA from cannabis is a complex process of cell lysis and DNA recovery. Sangre AgroTech has evaluated, updated, and validated new methods for DNA recovery.

Purification: Using next generation purification chemistries, the DNA is cleaned and concentrated for downstream applications.

Sequencing: The Cannabis DNA is sequenced using both the Illumina MiSeq and MinIon instruments.

Annotation: The genomic data is assembled and annotated using proprietary bioinformatic systems and the data provided to the Sangre AgroTech genetic breeders and cellular cloners.

Cloning: Through this process, new, high-value cannabis strains are developed.

The objectives of the research plan are as follows:

Technical Objective 1: Using two next generation sequencing platforms and proprietary bioinformatics programs, we will sequence five cultivars of Cannabis, and generate fully annotated genomic data.

Technical Objective 2: Using the selected cultivars, backcross and forward hybridization studies will be performed to produce a new generation of stock. The progeny of these crosses will be grown, genetically finger-printed, and introduced to the market under patent protection. Up-selection and cultivation of cultivars for quality assurance.

Technical Objective 3: Genotypic and phenotypic measurements of the offspring will be performed using Next Generation Sequence Analysis, Genotyping, and Phenotyping analysis. Product focus groups will evaluate new cultivars. Patent protection will be initiated for new cultivars which meet product development criteria.

Technical Objective 4: Utilize gene-driven breeding of up-selected cultivars to initiate the generation of “designer” cultivars for clinical research.

Technical Objective 5: Market placement of selected, genetically enhanced cultivars for the medicinal and bio-pharma markets.

Where We Are in the Research Plan

As noted above, phase one of our planned five year “Cannabis Genomic Study” is “extraction”. On April 20, 2017, Sangre initiated the genomic study by extracting DNA from seven cannabis strains in Tucson, Arizona. Sangre followed the initial extraction with a second round of extractions in July 2017. The extracted DNA is currently being sequenced by the Sangre team using a binary sequencing approach based on the use of two distinct sequencing technologies and a proprietary bioinformatics database. Following the generation of genomic data, the sequences will be annotated (compared) against over 300,000 plant genes to elucidate specific de novo pathways responsible for the synthesis of specific compounds and classes of compounds.

As noted herein, on July 26, 2017, we acquired property located in La Veta, Colorado in order for Sangre to complete its 5-Year, $15+ million Cannabis Genomic Study. The acquisition of this property was not essential for the Sangre team to begin the extraction and sequencing phases, however, the once completed, the property will allow Sangre to expand the genomic study. The facility is currently under re-design and renovation to convert the existing structures into a world-class genetics research center. Additionally, under the genome project directives, additional strains are slated for sequencing and annotation as part of the overall expansion of this research project. An integral part of this expansion is the acquisition of additional DNA extraction, amplification, and sequencing technologies. The expansion also includes the installation of high-level IT networks for data acquisition, analysis, and storage. The La Veta property, when completed will allow us to expand the scope of the study, as well as, complete the future steps in the study. Once completed, the La Veta facility will also contain laboratories for cellular cloning, in vitro protoplast fusions, and plant developmental studies.

Competitive Advantages

Sangre’s research and development team works with next generation sequencing (NGS) and emerging third generation instruments, and has developed the most advanced proprietary bioinformatics data systems available. Sangre uses a unique two sequencing approach. One system provides DNA reads of up to 300,000 base pair reads and an NGS system which provides highly accurate short reads. This allows the genomic data to be assembled in a scaffold construct; the long reads forming the scaffold and the short reads providing highly accurate verification and quality assurance of the genomic data. This approach, together with the bioinformatics program, facilitates a highly accurate construct of the Cannabis genome which can be annotated and facilitate gene discovery and gene location. Sangre combination of personnel, skill-sets, and data analytics capabilities will allow us to accomplish our goals in months, rather than years.

Using annotated genomic data and newly generated phenotypic data, we plan to identify and isolate regions of the genome which are related to growth, synthesis of desired molecules, and environmental compatibility. This complex data set will be utilized in a breeding program to generate and establish new hybrid cultivars which exemplify the traits that are desired by the medical community. This breeding program will produce new seed stocks, clones, cultivars, and intellectual property which will generate value for the business organization.

Sangre will develop a translational breeding program to establish a new collection of Cannabis cultivars for the national market. Using genetic screening technology and micro-propagation, cultivars can be up-selected for specific traits and grown to address the needs of consumers in the medicinal and drug discovery markets. The combination of next generation genomics, selective hybridization, and In Vitro cloning provide us with the tools to enhance new cultivars of patentable Cannabis.

Marketing

We have not developed a marketing plan and do not intend to until we are in the latter stages of the Cannabis Genomic Study and believe we have strains that are marketable for the treatment of disease. At that time we plan to develop a marketing plan for our newly-developed strains of Cannabis. We believe that if we are successful in developing strains of Cannabis that effectively treat human diseases then the market for our products will be a vibrant market.

Manufacturing

We are not currently manufacturing any products and do not intend to do so until we are in the latter stages of the Cannabis Genomic Study and believe we have strains that are marketable for the treatment of disease such that we could begin the manufacturing of such products, either in-house or through relationships with third party companies. We do not currently have any relationships with third party companies for the manufacturing of any products.

Competition

The cannabis industry, taken as a whole, is an emerging industry with many new entrants, with some of them focused on research, some on medicinal cannabis and others focused on cannabis for legal, adult use, i.e. “recreational” use. We are focused solely on the research and medicinal cannabis part of the industry. Additionally, many cannabis companies are international companies due to the restrictions on the cannabis industry in the U.S.

At this point in our development, we believe our competitors are those companies that are attempting study and sequence cannabis DNA with the goal of creating medicines from that research. We do not view ourselves in competition with those companies currently growing and/or selling cannabis for medicinal or recreational use since we are a research company. We are aware of companies that supply synthetic cannabinoids and cannabis extracts to researchers for pre-clinical and clinical investigation. We are also aware of various companies that cultivate cannabis plants with a view to supplying herbal cannabis or non-pharmaceutical cannabis-based formulations to patients. These activities have not been approved by the FDA.

We have never endorsed or supported the idea of distributing or legalizing crude herbal cannabis, or preparations derived from crude herbal cannabis for medical use and do not believe our research to hopefully create prescription cannabinoids are the same, and therefore competitive, with crude herbal cannabis. We believe that only a cannabinoid medication, one that is standardized in composition, formulation and dose, administered by means of an appropriate delivery system, and tested in properly controlled pre-clinical and clinical studies, can meet the standards of regulatory authorities around the world, including those of the FDA. We believe that any cannabinoid medication must be subjected to, and satisfy, such rigorous scrutiny through proper accredited education and federal regulations.

As Cannabis has moved through the legalization process in North America, research groups in Canada and the Unites States have initiated work on understanding the Cannabis genome.

The methods of competition for companies in the cannabis research market segment revolve around a variety of factors, including, but not limited to, experience of the company’s research team, the facilities used by the company to conduct research, the instrumentation used to sequence DNA, the company’s internal research protocols, and the company’s relationship with those in the scientific community.

Applying those competitive factors to WEED, Inc.: our research team averages over 15 years of experience (including peer-reviewed publications and conference presentations), we have dedicated over 14,000 square feet of research space to the resolution of cannabis genomics and the development of new strains, our instrumentation is designed to sequence large pieces of DNA (>25,000 bp - 10 times larger than our typical competitors), and we use custom bioinformatics (DNA sequence analysis software) not available to any other competitor in the industry. We believe these factors, along with our strong relationships in the industry and our unique validation protocols, will allow us to measure up favorably when compared to our competition.

Next Generation Sequencing

Next-generation sequencing (NGS), introduced nearly ten years ago, is the catch-all term used to describe several sequencing technologies including:

● Illumina (Solexa) sequencing

● Roche 454 sequencing

● Ion torrent: Proton / PGM sequencing

● SOLiD sequencing

These recent sequencing technologies allow scientists to sequence DNA and RNA much more quickly and cheaply than the previously used Sanger sequencing, and as such, have greatly expanded the study of genomics and molecular biology. Numerous laboratories within the Cannabis community are currently employing this technology.

Colorado State University – Boulder

To the best of our knowledge, Colorado State University – Boulder is conducting a Cannabis Genomic Research Initiative, which is currently seeking to describe the Cannabis genome. The data generated through this effort is provided through the public domain to growers in an effort to stimulate the production of new, high-value stains of Cannabis.

Anandia Labs

Anandia Labs is conducting work in the area of Cannabis genomics based on sequence work which was completed in 2011. The sequencing work conducted was based on “next generation sequencing” technology and resulted in the generation of tens-of-thousands of DNA segments that have yet to be completely and correctly reassembled. Much of the sequence data that was generated through their sequencing efforts has been placed into the public domain and shared with other laboratories. In some instances, the data has been found to be less than accurate.

Phylos Biosciences

Phylos Biosciences is currently using DNA-based genetic fingerprinting to establish relationships between strains and to assist in the development of phenotypic databases to accelerate traditional breeding programs. Phylos Biosciences has a primary goal of bringing clarity to the Cannabis market and promote the generation of IP held by individual growers. To the best of our knowledge, Phylos Biosciences is not engaged in whole genome sequencing and is not engaged in any genetic enhancements of the Cannabis strains. They simply supply genetic data to their customer base to more effectively drive the traditional breeding process.

New West Genetics

New West Genetics aims to improve and develop industrial hemp as a viable crop for the United States. New West Genetics seeks to exploit the diverse end uses of hemp and optimize the genetics of hemp to create a lucrative crop to add to the rotation of US farmers. Industrial hemp’s uses and potential are as great as many major crops, if not more. We believe NWG is utilizing modern sequencing technology and statistical genomics approaches to understand these factors as they apply to hemp production in states where it is legal to grow. Understanding the genotype to phenotype map will be increasingly useful for expanding production of hemp.

While we do not believe any of the above companies or universities are direct competitors of ours based on what we believe about their work in the industry, they could be competitors for research funding dollars. We are not aware of the financial situation of many of the above companies and universities, but we will need to raise substantial additional capital in order to fully-fund the five year genomic study and the facilities to complete the study. Most of the above companies and universities are likely better financed than we are and we will need to raise substantial funds in order to compete in the cannabis research industry.

Intellectual Property

Currently, we do not have any patents, but consider certain elements of our Cannabis Genomic Study to be trade secrets and we protect it as our intellectual property. In the future, if we are successful in identifying certain Cannabis strains as promising for the treatment of diseases we will seek to patent those strains.

Government Regulation

As of the end of February 2017, 28 states and the District of Columbia allow its citizens to use medical marijuana. Voters in the states of Colorado, Washington, Alaska, Oregon and the District of Columbia have approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the Federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The prior administration (President Obama) effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, the Trump administration has indicated the potential for stricter enforcement of the marijuana industry at the federal level, but to date there has been very little in terms of action. There is no guarantee that the Trump administration or future administrations will maintain the low-priority enforcement of federal laws in the marijuana industry that was adopted by the Obama administration. The Trump administration or any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to our business and our shareholders.

Further, and while we do not intend to harvest, distribute or sell cannabis, if we conduct research with the cannabis plant or lease buildings to growers of marijuana, etc., we could be deemed to be participating in marijuana cultivation, which remains illegal under federal law, and exposes us to potential criminal liability, with the additional risk that our properties could be subject to civil forfeiture proceedings.

Currently, there are no approvals needed in order to sequence the cannabis genome, which is what is currently being conducted by Sangre. However, prior to doing any research into the medical applications of the cannabis plant once the study is completed, we will need to obtain medicinal cannabis and hemp research licenses from the State of Colorado. Additionally, if we ever cultivate and process cannabis plants, we will need cultivation and processing licenses from the State of Colorado, which covers cannabis and hemp. These licenses will cost approximately $1,000 to $5,000 per license, and likely take approximately six months to obtain.

Sangre Agreement

On April 20, 2017, we entered into a Share Exchange Agreement with Sangre AT, LLC, a Wyoming limited liability company, under which we acquired all of the issued and outstanding limited liability company membership units of Sangre in exchange for Five Hundred Thousand (500,000) shares of our common stock, restricted in accordance with Rule 144. As a result of this agreement, Sangre is a wholly-owned subsidiary of WEED, Inc.

Employees

As of June 30, 2017 we employed three persons on a full time basis, namely Glenn E. Martin, Nicole Breen and Ryan Breen. Sangre contracts with two individuals on full-time basis and three individuals on a part-time basis. All these individuals are independent contractors.

Le Veta, Co. Property

On July 26, 2017, we acquired property located in La Veta, Colorado in order for Sangre to complete its 5-Year, $15+ million Cannabis Genomic Study. The site includes a 10,000+ sq. ft. building that will house Sangre’s genomic research facility, a 4,000+ square foot building for plant product analytics and plant product extraction, a 3,500 sq. ft. corporate office center, and 25 RV slots with full water and electric, which we plan to convert into a series of small research pods. Under the terms of the purchase agreement, we paid $525,000 down, including 25,000 shares of our common stock, and Sangre took immediate possession of the property. Under the terms of the purchase we were obligated to pay an additional $400,000 in cash and issue an additional 75,000 shares of our common stock over the next two years in order to pay the entire purchase price. On January 12, 2018, we entered into an Amendment No. 1 to the $475,000 principal amount promissory note issued by us to the seller of the property, under which both parties agreed to amend the purchase and the promissory note to allow us to payoff the note in full if we paid $100,000 in cash on or before January 15, 2018 and issued the seller 125,000 shares of common stock, restricted in accordance with Rule 144, on before January 20, 2018. Through an escrow process, we paid the seller $100,000 in cash and issued him 125,000 shares of common stock in accordance with the Amendment No. 1, in exchange for a full release of the deed of trust that was securing the promissory note, on January 17, 2018. As a result, the $475,000 principal promissory note issued to the seller is deemed paid-in-full and fully satisfied and we own the property without encumbrances. We estimate it will take approximately $675,000 in order to convert the existing buildings into the facilities necessary for Sangre AgroTech to conduct its research, plus an additional $1,000,000 for security & ground buildout. An additional $1 million for scientific equipment has been ordered for plant production and product extraction. We plan to complete the initial property renovations by Q1 of 2018. The equipment is scheduled to be delivered in Q2 2018. We will need to raise additional funds in order to complete the planned renovations and pay the purchase price for the equipment.

On January 3, 2018, Sangre closed on the purchase of a condominium in La Veta, Colorado. Sangre paid $140,000 in cash for the condominium which is a three story condominium, with three bedrooms and three bathrooms and is approximately 1,854 square feet. Sangre acquired the condominium for purpose of housing personnel Sangre believes are vital to the 5-year Cannabis Genomic Study. La Veta, Colorado is a small town without many rentals, so it became necessary to find more permanent housing in La Veta, Colorado for those that will be working with Sangre on the study.

New York Property

On October 24, 2017, we entered into an amended Purchase and Sale Agreement with Greg DiPaolo’s Pro Am Golf, LLC (“DiPaolo”), under which we agreed to purchase certain improved property located in Westfield, New York from DiPaolo for a total purchase price of Eight Hundred Thousand Dollars ($800,000). Under the terms of the agreement, we paid a Ten Thousand Dollar ($10,000) deposit on October 26, 2017, with the remaining purchase price to be paid on or before the date closing date, which was originally scheduled for February 1, 2018. On February 19, 2018, we entered into a Second Addendum to the Purchase and Sale Agreement extending the closing date to May 1, 2018 in exchange for payment of $8,750. The property is approximately 43 acres and has unlimited water extraction rights from the State of New York. We plan to use this property as our inroads to the New York hemp and infused beverage markets in the future. There are no current plans or budget to proceed with operations in New York, and there will not be until proper funding is secured after acquiring this property.

ORGANIZATION WITHIN LAST FIVE YEARS

We were originally incorporated under the name Plae, Inc., in the State of Arizona on August 20, 1999. At the time we operated under the name Plae, Inc., no business was conducted. No books or records were maintained and no meetings were held. In essence, nothing was done after incorporation until Glenn E. Martin took possession of Plae, Inc. in January 2005. On February 18, 2005, the corporate name was changed to King Mines, Inc. and then subsequently changed to its current name, United Mines, Inc., on March 30, 2005. No shares were issued until the Company became United Mines, Inc. From 2005 until 2015, we were an exploration stage mineral exploration company that owned a number of unpatented mining claims and Arizona State Land Department claims.

On November 26, 2014, our Board of Directors approved the redomestication of our company from Arizona to Nevada (the “Articles of Domestication”), and approved Articles of Incorporation in Nevada, which differed from then-Articles of Incorporation in Arizona, primarily by (a) changing our name from United Mines, Inc. to WEED, Inc., (b) authorizing Twenty Million (20,000,000) shares of preferred stock, with blank check rights granted to our Board of Directors, and (c) authorizing Two Hundred Million (200,000,000) shares of common stock (the “Nevada Articles of Incorporation”). On December 19, 2014, the holders of a majority of our outstanding common stock approved the Articles of Domestication and the Nevada Articles of Incorporation at a Special Meeting of Shareholders. On January 16, 2015, the Articles of Domestication and the Nevada Articles of Incorporation went effective with the Secretary of State of the State of Nevada. On February 2, 2015, our name change to WEED, Inc., and a corresponding ticker symbol change to “BUDZ” went effective with FINRA and was reflected on the quotation of our common stock on OTC Markets.

These changes were effected in order to make our corporate name and ticker symbol better align with our short-term and long-term business focus. Our current, short-term goals relate to the Cannabis Genomic Study and the resulting development of a variety of new cannabis strains, and, over the next 5 years, we plan to process those results in order to become an international cannabis research and product development company, with a globally-recognized brand focusing on building and purchasing labs, land and building commercial grade “Cultivation Centers” to consult, assist, manage & lease to universities, state governments, licensed dispensary owners and organic grow operators on a contract basis with a concentration on the legal and medical cannabis sector.

Our long-term plan is to become a true “Seed-to-Sale” global holding company providing infrastructure, financial solutions, product development, and real estate options in this new emerging market. Our long term growth may also come from the acquisition of synergistic businesses, such as distilleries, to make anything from infused beverages to super oxygenated water with CBD and THC. Currently, WEED Inc has formed WEED Australia Ltd., registered as an unlisted public company in Australia to address this Global demand. We have also formed WEED Australia Ltd., registered as an unlisted public company in Australia, to address future global demand, however the entity has been dormant since its inception. We will look to conduct future research, marketing, import/exporting, and manufacturing of our proprietary products on an international level.

DESCRIPTION OF PROPERTY

Our company headquarters and executive offices are located at 4920 N. Post Trail, Tucson, AZ 85750. Our offices are currently located in office space provided by our President on a month-to-month basis at a monthly rent of $1,000, which began on April 1, 2017. Our office space is approximately 1,000 square feet. We also maintain two virtual office locations, located at 1 South Church Avenue, Suite 1200, Tucson, AZ 85750, and 3960 Howard Hughes Parkway, Suite 500, Las Vegas NV 89169.

On July 26, 2017, we acquired property located in La Veta, Colorado in order for Sangre to complete its 5-Year, $15+ million Cannabis Genomic Study. The site includes a 10,000+ sq. ft. building that will house Sangre’s genomic research facility, a 4,000+ square foot building for plant product analytics and plant product extraction, a 3,500 sq. ft. corporate office center, and 25 RV slots with full water and electric, which we plan to convert into a series of small research pods. Under the terms of the purchase agreement, we paid $525,000 down, including 25,000 shares of our common stock, and Sangre took immediate possession of the property. Under the terms of the purchase we were obligated to pay an additional $400,000 in cash and issue an additional 75,000 shares of our common stock over the next two years in order to pay the entire purchase price. On January 12, 2018, we entered into an Amendment No. 1 to the $475,000 principal amount promissory note issued by us to the seller of the property, under which both parties agreed to amend the purchase and the promissory note to allow us to payoff the note in full if we paid $100,000 in cash on or before January 15, 2018 and issued the seller 125,000 shares of common stock, restricted in accordance with Rule 144, on before January 20, 2018. Through an escrow process, we paid the seller $100,000 in cash and issued him 125,000 shares of common stock in accordance with the Amendment No. 1, in exchange for a full release of the deed of trust that was securing the promissory note, on January 17, 2018. As a result, the $475,000 principal promissory note issued to the seller is deemed paid-in-full and fully satisfied and we own the property without encumbrances. We estimate it will take approximately $675,000 in order to convert the existing buildings into the facilities necessary for Sangre AgroTech to conduct its research, plus an additional $1,000,000 for security & ground buildout. An additional $1 million for scientific equipment has been ordered for plant production and product extraction. We plan to complete the initial property renovations by Q1 of 2018. The equipment is scheduled to be delivered in Q2 2018. We will need to raise additional funds in order to complete the planned renovations and pay the purchase price for the equipment.

On January 3, 2018, Sangre closed on the purchase of a condominium in La Veta, Colorado. Sangre paid $140,000 in cash for the condominium which is a three story condominium, with three bedrooms and three bathrooms and is approximately 1,854 square feet. Sangre acquired the condominium for purpose of housing personnel Sangre believes are vital to the 5-year Cannabis Genomic Study. La Veta, Colorado is a small town without many rentals, so it became necessary to find more permanent housing in La Veta, Colorado for those that will be working with Sangre on the study.

On October 24, 2017, we entered into an amended Purchase and Sale Agreement with Greg DiPaolo’s Pro Am Golf, LLC (“DiPaolo”), under which we agreed to purchase certain improved property located in Westfield, New York from DiPaolo for a total purchase price of Eight Hundred Thousand Dollars ($800,000). Under the terms of the agreement, we paid a Ten Thousand Dollar ($10,000) deposit on October 26, 2017, with the remaining purchase price to be paid on or before the date closing date, which was scheduled for February 1, 2018. On February 19, 2018, we entered into a Second Addendum to the Purchase and Sale Agreement extending the closing date to May 1, 2018 in exchange for payment of $8,750. The property is approximately 43 acres and has unlimited water extraction rights from the State of New York. We plan to use this property as our inroads to the New York hemp and infused beverage markets in the future. There are no current plans or budget to proceed with operations in New York, and there will not be until proper funding is secured after acquiring this property.

LEGAL PROCEEDINGS

 On January 19, 2018, we were sued in the United States District Court for the District of Arizona (William Martin v. WEED, Inc.., Case No. 4:18-cv-00027-RM) by the listed Plaintiff. We were served with the Verified Complaint on January 26, 2018. The Complaint alleges claims for breach of contract-specific performance, breach of contract-damages, breach of the covenant of good faith and fair dealing, conversion, and injunctive relief. In addition to the Verified Complaint, we were served with an application to show cause for a temporary restraining order. The Verified Complaint alleges we entered into a contract with the Plaintiff on October 1, 2014 for the Plaintiff to perform certain consulting services for the company in exchange for 500,000 shares of our common stock up front and an additional 700,000 shares of common stock to be issued on May 31, 2015. The Plaintiff alleges he completed the requested services under the agreement and received the initial 500,000 shares of common stock, but not the additional 700,000 shares. The request for injunctive relief asks the Court to Order us to issue the Plaintiff 700,000 shares of our common stock, and possibly include them in our Registration Statement on Form S-1, or, in the alternative, issue the shares and have them held by the Court pending resolution of the litigation, or, alternatively, sell the shares and deposit the sale proceeds in an account that the Court will control. The hearing on the Temporary Restraining Order occurred on January 29, 2018. On January 30, 2018, the Court issued its ruling denying the application for a Temporary Restraining Order. Currently, there is no further hearing scheduled in this matter. Our Answer, or other responsive pleading, to the Verified Complaint is due by February 16, 2018. We deny the Plaintiff’s allegations in the Verified Complaint in their entirety and plan to vigorously defend against this lawsuit.

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our stock is quoted on the OTC Markets’ “Pink Current Information” tier under the symbol “BUDZ.” We are applying to have our common stock quoted on the OTCQB-tier of OTC Markets. We were originally quoted over-the-counter on November 2009. We have 101,236,235 shares of our common stock outstanding. The following table sets forth the high and low bid information for each quarter within the two most recent fiscal years, as well as from 2017 year-to-date, as estimated based on information on OTC Markets. The information reflects prices between dealers, and does not include retail markup, markdown, or commission, and may not represent actual transactions.

		Bid Prices
Fiscal Year Ended December 31,	Period	High	Low

2017	First Quarter	$5.05	$1.67
	Second Quarter	$2.25	$0.41
	Third Quarter	$1.20	$0.88
	Fourth Quarter	$3.54	$1.15

2016	First Quarter	$0.13	$0.043
	Second Quarter	$0.10	$0.055
	Third Quarter	$0.14	$0.07
	Fourth Quarter	$0.89	$0.15

As of April 26, 2018, our common stock closed at $4.40 per share, as quoted on OTC Markets.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

There is currently no outstanding options to purchase WEED, Inc. common stock. We do not have any convertible debentures outstanding that permit the holder to convert the outstanding obligation into shares of our common stock.

The number of holders of record of shares of our common stock is Two Hundred Sixty Six (266).

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

We have not adopted any stock option or stock bonus plans.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of WEED, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of WEED, Inc. (the Company) as of December 31, 2017 and 2016, and the related statements of comprehensive income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Note 1 to the financial statements discloses all of the matters of which we are aware that are relevant to the Company’s ability to continue as a going concern, including significant conditions and events, and managements plans.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2017.

Houston, TX

April 26, 2018

WEED, INC. (Formerly United Mines, Inc.) & Subsidiary
BALANCE SHEETS

	December 31,	December 31,
	2017	2016
ASSETS

Current assets:
Cash	$ 161,178	$ 231
Prepaid expenses	32,999	5,053
Total current assets	194,177	5,284

Land	113,750	-
Property and equipment, net	1,000,412	264

Total assets	$ 1,308,339	$ 5,548

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$ 228,609	$ 35,661
Accrued officer compensation	179,331	157,505
Accrued interest	16,188	36,760
Convertible notes payable	-	35,000
Notes payable, related parties	49,000	16,300
Note payable	475,000	-
Total current liabilities	948,128	281,226

Commitments and contingencies	-	-

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 20,000,000 shares
authorized, no shares designated, issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares
authorized, 100,861,235 and 103,953,307 shares issued and
outstanding at December 31, 2017 and 2016, respectively	100,861	103,953
Additional paid in capital	19,139,868	15,219,762
Subscriptions payable, consisting of 100,000 and -0-
shares at December 31, 2017 and 2016, respectively	200,770	-
Accumulated deficit	(19,081,288)	(15,599,393)
Total stockholders' equity (deficit)	360,211	(275,678)

Total liabilities and stockholders' equity (deficit)	$ 1,308,339	$ 5,548

The accompanying notes are an integral part of these financial statements.

WEED, INC. (Formerly United Mines, Inc.) & Subsidiary
STATEMENTS OF OPERATIONS

	For the Years
	Ended December 31,
	2017	2016

Revenue	$ -	$ -

Operating expenses:
General and administrative	671,679	2,211,787
Professional fees	1,667,804	1,933,733
Depreciation and amortization	44,654	130
Total operating expenses	2,384,137	4,145,650

Net operating loss	(2,384,137)	(4,145,650)

Other expense:
Goodwill impairment	(1,015,910)	-
Loss on extinguishment of debt	(67,983)	-
Interest expense	(13,865)	(5,321)

Net loss	$ (3,481,895)	$ (4,150,971)

Weighted average number of common shares
outstanding - basic and fully diluted	101,214,245	71,245,220

Net loss per share - basic and fully diluted	$ (0.03)	$ (0.06)

The accompanying notes are an integral part of these financial statements.

WEED, INC. (Formerly United Mines, Inc.)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

								Total
					Additional			Stockholders'
	Preferred Stock		Common Stock		Paid-In	Subscriptions	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	(Deficit)

Balance, December 31, 2015	-	$ -	61,118,307	$ 61,118	$ 11,056,712	$ 114,990	$ (11,448,422)	$ (215,602)

Common stock sold for cash	-	-	325,000	325	69,675	-	-	70,000

Common stock issued for down payment on land purchase	-	-	50,000	50	42,450	-	-	42,500

Common stock issued for services, related parties	-	-	36,000,000	36,000	3,564,000	-	-	3,600,000

Common stock issued for services	-	-	6,460,000	6,460	486,342	(114,990)	-	377,812

Imputed interest on non-interest bearing related party debts	-	-	-	-	583	-	-	583

Net loss for the year ended December 31, 2016	-	-	-	-	-	-	(4,150,971)	(4,150,971)

Balance, December 31, 2016	-	$ -	103,953,307	$ 103,953	$ 15,219,762	$ -	$ (15,599,393)	$ (275,678)

Common stock sold for cash	-	-	1,903,333	1,903	1,327,097	-	-	1,329,000

Common stock issued for cash, exercise of warrants	-	-	2,666	3	3,996	-	-	3,999

Common stock issued for acquisition of Sangre AT, LLC	-	-	500,000	500	1,003,350	-	-	1,003,850

Common stock issued for acquisition of land and property	-	-	25,000	25	29,975	-	-	30,000

Common stock issued for services, related parties	-	-	200,000	200	364,550	-	-	364,750

Common stock issued for services	-	-	461,882	462	943,167	200,770	-	1,144,399

Common stock issued for barter of vehicles	-	-	66,000	66	105,066	-	-	105,132

Common stock and warrants exchanged for debt	-	-	70,000	70	136,163	-	-	136,233

Shares cancelled in accordance with settlement agreement	-	-	(4,829,953)	(4,821)	4,821	-	-	-

Shares cancelled for non-performance of services	-	-	(1,500,000)	(1,500)	1,500	-	-	-

Imputed interest on non-interest bearing related party debts	-	-	-	-	421	-	-	421

Net loss for the year ended December 31, 2017	-	-	-	-	-	-	(3,481,895)	(3,481,895)

Balance, December 31, 2017	-	$ -	100,852,235	$ 100,861	$ 19,139,868	$ 200,770	$ (19,081,288)	$ 360,211

The accompanying notes are an integral part of these financial statements.

WEED, INC. (Formerly United Mines, Inc.) & Subsidiary
STATEMENTS OF CASH FLOWS

	For the Years
	Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$ (3,481,895)	$ (4,150,971)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation	44,654	130
Goodwill impairment	1,015,910	-
Imputed interest on non-interest bearing related party debts	421	583
Loss on extinguishment of debt	67,983	-
Shares issued for down payment on land purchase	-	42,500
Shares issued for services, related parties	364,750	3,600,000
Shares issued for services	1,144,399	377,812
Decrease (increase) in assets:
Prepaid expenses	(27,946)	(2,986)
Increase (decrease) in liabilities:
Accounts payable	167,019	(16,087)
Accrued compensation	21,826	71,505
Accrued interest	12,678	4,738
Net cash used in operating activities	(670,201)	(72,776)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash received in acquisition	54	-
Purchases of land and property	(534,605)	-
Net cash used in investing activities	(534,551)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable, related parties	46,000	16,005
Repayments on notes payable, related parties	(13,300)	(13,005)
Proceeds from the sale of common stock	1,332,999	70,000
Net cash provided by financing activities	1,365,699	73,000

NET CHANGE IN CASH	160,947	224
CASH AT BEGINNING OF PERIOD	231	7

CASH AT END OF PERIOD	$ 161,178	$ 231

SUPPLEMENTAL INFORMATION:
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Value of shares issued for acquisition of Sangre AT, LLC	$ 1,003,850	$ -
Value of shares issued for acquisition of land and property	$ 30,000	$ -
Mortgage issued for acquisition of land and property	$ 475,000	$ -
Value of shares issued in exchange for settlement of convertible debt	$ 86,800	$ -
Value of warrants issued in exchange for settlement of convertible debt	$ 49,433	$ -
Value of fixed assets acquired in exchange for stock	$ 105,132	$ -

The accompanying notes are an integral part of these financial statements.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
WEED, Inc. (the “Company”), (formerly United Mines, Inc.) was incorporated under the laws of the State of Arizona on August 20, 1999 (“Inception Date”) as Plae, Inc. to engage in the exploration of gold and silver mining properties. On November 26, 2014, the Company was renamed from United Mines, Inc. to WEED, Inc. and was repurposed to pursue a business involving the purchase of land, and building Commercial Grade “Cultivation Centers” to consult, assist, manage & lease to Licensed Dispensary owners and organic grow operators on a contract basis, with a concentration on the legal and medical marijuana sector. The Company’s plan is to become a True “Seed-to-Sale” company providing infrastructure, financial solutions and real estate options in this new emerging market. The Company, under United Mines, was formerly in the process of acquiring mineral properties or claims located in the State of Arizona, USA. The name was previously changed on February 18, 2005 to King Mines, Inc. and then subsequently changed to United Mines, Inc. on March 30, 2005. The Company trades on the OTC Pink Sheets under the stock symbol: BUDZ.

On April 20, 2017, the Company acquired Sangre AT, LLC, a Wyoming company doing business as Sangre AgroTech. (“Sangre”). Sangre is a plant genomic research and breeding company comprised of top-echelon scientists with extensive expertise in genomic sequencing, genetics-based breeding, plant tissue culture, and plant biochemistry, utilizing the most advanced sequencing and analytical technologies and proprietary bioinformatics data systems available. Sangre is working on a cannabis genomic study to complete a global genomic classification of the cannabis plant genus.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

The Company has a calendar year end for reporting purposes.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the following entities, all of which are under common control and ownership:

	State of		Abbreviated
Name of Entity	Incorporation	Relationship(1)	Reference
WEED, Inc.	Nevada	Parent	WEED
Sangre AT, LLC(2)	Wyoming	Subsidiary	Sangre
(1)Sangre is a wholly-owned subsidiary of WEED, Inc.
(2)Sangre AT, LLC is doing business as Sangre AgroTech.

The consolidated financial statements herein contain the operations of the wholly-owned subsidiary listed above. All significant inter-company transactions have been eliminated in the preparation of these financial statements. The parent company, WEED and subsidiary, Sangre will be collectively referred to herein as the “Company”, or “WEED”. The Company's headquarters are located in Tucson, Arizona and its operations are primarily within the United States, with minimal operations in Australia.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents on hand for the periods presented herein.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Property and Equipment
Property and equipment is stated at the lower of cost or estimated net recoverable amount. The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

Automobiles	5 years
Furniture and fixtures	5 years
Office equipment	5 years
Lab equipment	5 years
Property	15 years

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which extend the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets
Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Recoverability is assessed using undiscounted cash flows based upon historical results and current projections of earnings before interest and taxes. Impairment is measured using discounted cash flows of future operating results based upon a rate that corresponds to the cost of capital. Impairments are recognized in operating results to the extent that carrying value exceeds discounted cash flows of future operations.

Goodwill
The Company evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies’ data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. The Company’s evaluation of goodwill completed during 2017 resulted in an impairment loss of $1,015,910.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

Stock-Based Compensation
Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company’s stock based compensation consisted of the following during the years ended December 31, 2017 and 2016, respectively:

	December 31,	December 31,
	2017	2016

Common stock issued for down payment on land purchase	$ -	$ 42,500
Common stock issued for services, related parties	364,750	3,600,000
Common stock issued for services	1,144,399	377,812
Total stock based compensation	$ 1,509,149	$ 4,020,312

Revenue Recognition
Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue from sales in which payment has been received, but the earnings process has not occurred. Sales have not yet commenced on the MMJ business. The Company also did not recognize revenues from its previous mining operations during the periods presented herein.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. These expenses were $4,139 and $-0- for the years ended December 31, 2017 and 2016, respectively.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

Recently Issued Accounting Pronouncements
In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting. ASU 2017-09, which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. Per ASU 2017-09, an entity should account for the effects of a modification unless all the following are met: (1) the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification, (2) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified, and (3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in ASU 2017-9. ASU 2017-9 is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this ASU should be applied prospectively to an award modified on or after the adoption date. The adoption of ASU 2017-09 is not expected to have a material impact on the Company’s financial statements or related disclosures.

In March 2017, the FASB issued ASU No. 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. This ASU requires that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost, which include interest cost and prior service cost or credit, among others, are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. This ASU is effective for the Company’s fiscal year 2018, including interim periods. The Company is currently evaluating the effects that the adoption of this ASU will have on its consolidated financial statements. The adoption of ASU 2017-07 is not expected to have a material impact on the Company’s financial statements or related disclosures.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350). ASU 2017-04 simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual, or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit's fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The amendment should be applied on a prospective basis. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The adoption of ASU 2017-04 is not expected to have a material impact on the Company’s financial statements or related disclosures.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard will be effective for the Company in the first quarter of 2018. Early adoption is permitted. The adoption of ASU 2017-01 is not expected to have a material impact on the Company’s financial statements or related disclosures.

In May 2014 the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. Since ASU 2014-09 was issued, several additional ASUs have been issued to clarify various elements of the guidance. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate. The standard requires that an entity recognize revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Adoption of the new standard is effective for reporting periods beginning after December 15, 2017. We plan to use the modified retrospective method of adoption and will adopt the standard as of January 1, 2018, the beginning of our next fiscal year. We have completed an initial evaluation of the potential impact from adopting the new standard, including a detailed review of performance obligations for all material revenue streams. Based on this initial evaluation, we do not expect adoption will have a material impact on our financial position, results of operations, or cash flows. Related disclosures will be expanded in line with the requirements of the standard. The adoption of ASU 2014-09 is not expected to have a material impact on the Company’s financial statements or related disclosures.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

No other new accounting pronouncements, issued or effective during the year ended December 31, 2017, have had or are expected to have a significant impact on the Company’s financial statements.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $19,081,288, and had negative working capital of $753,951 at December 31, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new products and services to begin generating revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Business Combination

Business Combination – Sangre AT, LLC, April 20, 2017
On April 20, 2017, the Company closed on a Share Exchange Agreement (“SEA”) with Sangre AT, LLC, a Wyoming company doing business as Sangre AgroTech. Pursuant to the SEA, we purchased all of the outstanding membership interests in consideration for an a total of 500,000 shares of common stock to seven individuals, valued at $1,003,850 based on the closing price of the Company’s common stock on the date of grant.

Sangre is a plant genomic research and breeding company comprised of top-echelon scientists with extensive expertise in genomic sequencing, genetics-based breeding, plant tissue culture, and plant biochemistry, utilizing the most advanced sequencing and analytical technologies and proprietary bioinformatics data systems available. Sangre is working on a cannabis genomic study to complete a global genomic classification of the cannabis plant genus.

In connection with the SEA, two members of Sangre and the Company entered into Consulting Agreements, pursuant to which the members of Sangre agreed to provide consulting services to the Company for a period of one year following closing, with the option to extend for a two year period in annual increments, upon mutual written agreement by both parties. Pursuant to the agreement, the members were each awarded 50,000 shares of common stock with the issuances deferred until January 1, 2018.

This acquisition was accounted for as a business combination under the purchase method of accounting, given that substantially all of the Company’s assets and ongoing operations were acquired. The purchase resulted in $1,015,910 of goodwill, which was subsequently impaired and expensed in the current period. According to the purchase method of accounting, the Company recognized the identifiable assets acquired and liabilities assumed as follows:

April 20,
2017
Consideration:
Fair value of common stock paid at closing(1)	$ 1,003,850
Short term liabilities assumed(2)	25,929
Fair value of total consideration exchanged	$ 1,029,779

Fair value of identifiable assets acquired assumed:
Cash	$ 54
Fixed assets	13,815
Total fair value of assets assumed	13,869
Consideration paid in excess of fair value (Goodwill)(3)	$ 1,015,910

(1)Consideration consisted of 500,000 shares of the Company’s common stock valued at $1,003,850 based on the closing price of the Company’s common stock on the date of grant.

(2)Assumed liabilities consisted of trade payables and outstanding credit card debt.

(3)The consideration paid in excess of the net fair value of assets acquired and liabilities assumed has been recognized as goodwill and was expensed due to economic uncertainties and the absence of a revenue stream.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

Management believes the intangible assets acquired, consisting of the personnel of Sangre, will enable the Company to launch their business model and take advantage of additional growth opportunities.

The unaudited supplemental pro forma results of operations of the combined entities had the dates of the acquisitions been January 1, 2017 are as follows:

	Combined Pro Forma:
	For the three	For the
	months ended	year ended
	December 31,	December 31,
	2017	2017
Revenue:	$ -	$ -

Expenses:
Operating expenses	582,180	2,396,462

Net operating loss	(582,180)	(2,396,462)

Other income (expense)	(7,052)	(1,097,758)

Net loss	$ (589,232)	$ (3,494,220)

Weighted average number of common shares
Outstanding – basic and fully diluted	100,711,076	101,364,930

Net loss per share – basic and fully diluted	$ (0.01)	$ (0.03)

Note 4 – Related Party

Notes Payable
From time to time, the Company has received short term loans from officers and directors as disclosed in Note 10 below.

Capital Contributions
The Company imputed interest on non-interest bearing, related party loans, resulting in a total of $421 and $583 of contributed capital during the years ended December 31, 2017 and 2016, respectively.

Common Stock Issued for Bartered Assets
On January 18, 2017, the Company exchanged 66,000 units, consisting of 66,000 shares of common stock and warrants to purchase 66,000 shares of common stock at an exercise price of $3.00 per share, exercisable until January 18, 2018, in exchange for a 2017 Audi Q7 and a 2017 Audi A4 driven by the Officers. The total fair value received, based on the market price of the stock at $4.02 per share, was allocated to the $105,132 purchase price of the vehicles and the $160,188 excess value of the common stock and warrants was expensed as stock based compensation.

Common Stock
On August 1, 2017, the Company granted 150,000 shares of common stock to Mary Williams, a principal of Sangre AT, LLC, for services performed. The fair value of the common stock was $154,500 based on the closing price of the Company’s common stock on the date of grant.

On January 7, 2017, the Company granted 50,000 shares of common stock to Pat Williams. PhD, a principal of Sangre AT, LLC, for services performed. The total fair value of the common stock was $210,250 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2016, the Company granted 7,000,000 shares of common stock to our CEO, Glenn E. Martin, as a bonus for services performed pursuant to an amended employment agreement. The total fair value of the common stock was $700,000 based on the closing price of the Company’s common stock on the date of grant.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

In addition, on October 1, 2016, the Company granted a total of 14,000,000 shares of common stock to Mr. Martin for services performed pursuant to his previous employment agreement. The total fair value of the common stock was $1,400,000 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2016, the Company granted 4,000,000 shares of common stock to a related party as a bonus for services performed pursuant to an amended employment agreement. The total fair value of the common stock was $400,000 based on the closing price of the Company’s common stock on the date of grant.

In addition, on October 1, 2016, the Company granted a total of 8,000,000 shares of common stock to a related party for services performed pursuant to their previous employment agreement. The total fair value of the common stock was $800,000 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2016, the Company granted 1,000,000 shares of common stock to a related party as a bonus for services performed pursuant to an amended employment agreement. The total fair value of the common stock was $100,000 based on the closing price of the Company’s common stock on the date of grant.

In addition, on October 1, 2016, the Company granted a total of 2,000,000 shares of common stock to a related party for services performed pursuant to their previous employment agreement. The total fair value of the common stock was $200,000 based on the closing price of the Company’s common stock on the date of grant.

A total of $179,331 and $157,505 of officer compensation was unpaid and outstanding at December 31, 2017 and 2016, respectively.

Note 5 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of December 31, 2017 and 2016, respectively:

	Fair Value Measurements at December 31, 2017
	Level 1	Level 2	Level 3
Assets
Cash	$ 161,178	$ -	$ -
Total assets	161,178	-	-
Liabilities
Notes payable, related parties	-	49,000	-
Notes payable	-	475,000	-
Total liabilities	-	524,000	-
	$ 161,178	$ (524,000)	$ -

	Fair Value Measurements at December 31, 2016
	Level 1	Level 2	Level 3
Assets
Cash	$ 231	$ -	$ -
Total assets	231	-	-
Liabilities
Convertible notes payable	-	35,000	-
Notes payable, related parties	-	16,300	-
Total liabilities	-	51,300	-
	$ 231	$ (51,300)	$ -

The fair values of our related party debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the years ended December 31, 2017 or the year ended December 31, 2016.

Note 6 – Prepaid Expenses

Prepaid expenses consisted of the following as of December 31, 2017 and 2016, respectively:

	December 31,	December 31,
	2017	2016
Annual license fees	$ 2,733	$ 3,400
Prepaid professional services	21,766	-
Prepaid insurance	3,848	-
Annual mining claim fees	1,653	1,653
Down payment on purchase of property	3,000	-
	$ 32,999	$ 5,053

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

Note 7 – Investment in Land and Property

On July 26, 2017, the Company closed on the purchase of property, consisting of a home, recreational facility and RV park located at 5535 State Highway 12 in La Veta, Colorado to be developed into a bioscience center. The home has 4 Bedrooms and 2 Baths, and the recreational facility has showers, laundry, and reception area with an additional equipment barn attached, in addition to another facility with 9,500 square feet. The RV Park has 24 sites with full hook-ups including water, sewer, and electric, which the Company plans to convert into a series of small research pods. Under the terms of the purchase agreement, the Company paid $525,000 down, including 25,000 shares of our common stock, and Sangre took immediate possession of the property. Under the terms of the original purchase agreement, the Company was obligated to pay an additional $400,000 in cash and issue an additional 75,000 shares of our common stock over the next two years in order to pay the entire purchase price. On January 12, 2018, the Company entered into an Amendment No. 1 to the $475,000 principal amount promissory note issued by the Company to the seller of the property, under which both parties agreed to amend the purchase and the promissory note to allow the Company to payoff the note in full if it paid $100,000 in cash on or before January 15, 2018 and issued the seller 125,000 shares of common stock, restricted in accordance with Rule 144, on before January 20, 2018. Through an escrow process, the Company paid the seller $100,000 in cash and issued him 125,000 shares of common stock in accordance with the Amendment No. 1, in exchange for a full release of the deed of trust that was securing the promissory note, on January 17, 2018. As a result, the $475,000 principal promissory note issued to the seller was deemed paid-in-full and fully satisfied and the Company owned the property without encumbrances as of that date. The total purchase price was as follows:

July 26,
2017
Consideration:
Common stock payment of 25,000 shares(1)	$ 30,000
Cash payment of down payment	50,000
Cash paid at closing	444,640
Short term liabilities assumed and paid at closing(2)	5,360
Note payable(3)	475,000
Total purchase price	$ 1,005,000

(1)Consideration consisted of an advance payment of 25,000 shares of the Company’s common stock valued at $30,000 based on the closing price of the Company’s common stock on the July 18, 2017 date of grant.

(2)Purchaser’s shares of closing costs, including the seller’s prepaid property taxes.

(3)As disclosed in Note 11, the seller financed $475,000 with a promissory note bearing interest at 5%, payable in four consecutive semi-annual installments in the amount of $118,750 plus accrued interest commencing on January 26, 2018 and continuing on the 26th day of July and the 26th day of January each year until the debt is repaid on July 26, 2019. The note carries a late fee of $5,937.50 in the event any installment payment is more than 30 days late, and upon default the interest rate shall increase to 12% per annum.

Note 8 – Property and Equipment

Property and equipment consist of the following at December 31, 2017 and 2016, respectively:

	December 31,	December 31,
	2017	2016
Property improvements	$ 28,934	$ -
Automobiles	105,132	-
Office equipment	4,934	650
Lab equipment	15,202	-
Property	891,250	-
	1,045,452	650
Less accumulated depreciation	(45,040)	(386)
	$ 1,000,412	$ 264

Non-depreciable land with an appraised value of $113,750 was acquired with the La Veta property on July 26, 2017.

Depreciation and amortization expense totaled $44,654 and $130 for the years ended December 31, 2017 and 2016, respectively.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

Note 9 – Convertible Notes Payable

Convertible notes payable consist of the following at December 31, 2017 and 2016, respectively:

December 31,	December 31,
2017	2016

On December 7, 2007, the Company issued a 10% note payable to the Lebrecht Group, PC (“Lebrecht Note”) for services rendered related to the registration of certain securities of the Company. The note and accrued interest were due December 7, 2008 and at the option of the holder payable in full on the maturity date or in 12 monthly payments beginning on the maturity date. The note and accrued interest are convertible to common shares at any time at the option of the holder at 75% of the average closing bid price on the five trading days immediately preceding the conversion. Management estimates, at this time, that 1,650,000 shares may be issued if this conversion feature is exercised. In accordance with generally accepted accounting principles, the 25% discount to market related to the beneficial conversion feature has been reported as a component of additional paid in capital. Additionally, since this represents a prepayment for services related to a future public offering, management had elected to offset the cost to future capital raised as a result of the offering, if any. Furthermore, the Company confirmed and agreed with Lebrecht Law Group, PC that they would not force the Company to settle in shares of common stock in the event there are not enough authorized shares at time of conversion.
$ -	$ 35,000

The Company recognized interest expense of $1,759 and $3,500 related to the convertible debts for the years ended December 31, 2017 and 2016, respectively.

On June 16, 2017, the note was assigned to another party and the debt, consisting of $35,000 of principal and $33,250 of interest, was exchanged for 70,000 shares of common stock and warrants to acquire 70,000 more shares at $3 per share over the following twelve months. The securities exchanged were valued at $136,233 based on the closing price of the Company’s common stock on the date of exchange, resulting in a loss on extinguishment of $67,983.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

Note 10 – Notes Payable, Related Parties

Notes payable, related parties consist of the following at December 31, 2017 and 2016, respectively:

				September 30,	December 31,
				2017	2016

On various dates, the Company received advances from the Company’s CEO, Glenn Martin. Mr. Martin owns approximately 56% of our common stock. The unsecured non-interest bearing loans were due on demand. A detailed list of advances and repayments follows:

	Advances		Repayments
March 14, 2016	$ 10,000	March 15, 2016	$ (6,000)
April 18, 2016	1,800	October 20, 2016	(3,000)
June 16, 2016	1,100	October 27, 2016	(3,000)
February 13, 2017	8,000	November 3, 2016	(900)
March 10, 2017	1,000	March 23, 2017	(3,813)
		March 27, 2017	(360)
		July 3, 2017	(4,826)
	$ 21,900		$ (21,900)	$ -	$ -

On December 29, 2017, the Company received an unsecured loan, bearing interest at 2% in the amount of $37,000, due on demand from Dr. Pat Williams, PhD. The largest aggregate amount outstanding was $37,000 during the periods ended December 31, 2017 and December 31, 2016. Mr. Williams is a founding member and principal of our wholly-owned subsidiary, Sangre AT, LLC				37,000	-

On August 23, 2016, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand from Wendy Seabre, bearing interest at 10% per annum. Repaid on June 15, 2017. The largest aggregate amount outstanding was $3,000 during the periods ended September 30, 2017 and December 31, 2016. Mrs. Seabre is the wife of Mr. Roger Seabre, who owns approximately 2% of our common stock and has been a significant investor recently.				-	3,000

On January 21, 2015, the Company received an unsecured loan in the amount of $1,300, due on demand from Wendy Seabre, bearing interest at 10% per annum. Repaid on June 15, 2017. The largest aggregate amount outstanding was $1,300 during the periods ended September 30, 2017 and December 31, 2016. Mrs. Seabre is the wife of Mr. Roger Seabre, who owns approximately 2% of our common stock and has been a significant investor recently.				-	1,300

On April 12, 2010, the Company received an unsecured, non-interest bearing loan in the amount of $2,000, due on demand from Robert Leitzman. Interest is being imputed at the Company’s estimated borrowing rate, or 10% per annum. The largest aggregate amount outstanding was $2,000 during the periods ended September 30, 2017 and December 31, 2016. Mr. Leitzman owns less than 1% of the Company’s common stock, however, the Mr. Leitzman is deemed to be a related party given the non-interest bearing nature of the loan and the materiality of the debt at the time of origination.				2,000	2,000

Over various dates in 2011 and 2012, the Company received unsecured loans in the aggregate amount of $10,000, due on demand, bearing interest at 10%, from Sandra Orman. The largest aggregate amount outstanding was $10,000 during the periods ended September 30, 2017 and December 31, 2016. Mrs. Orman owns less than 1% of the Company’s common stock, however, Mrs. Orman is deemed to be a related party given the nature of the loan and the materiality of the debt at the time of origination.				10,000	10,000

Notes payable, related parties				$ 49,000	$ 16,300

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

The Company recorded interest expense in the amount of $1,059 and $1,821 for the years ended December 31, 2017 and 2016, respectively, including imputed interest expense in the amount of $421 and $583 for the years ended December 31, 2017 and 2016, respectively related to notes payable, related parties.

Note 11 – Note Payable

Note payable consist of the following at December 31, 2017 and 2016, respectively:

December 31,	December 31,
2017	2016

On July 26, 2017, the Company issued a $475,000 note payable, bearing interest at 5% per annum, to A.R. Miller (“Miller Note”) pursuant to the purchase of land and property in La Veta, Colorado. The note is to be paid in four consecutive semi-annual installments in the amount of $118,750 plus accrued interest commencing on January 26, 2018 and continuing on the 26th day of July and the 26th day of January each year until the debt is repaid on July 26, 2019. The note carries a late fee of $5,937.50 in the event any installment payment is more than 30 days late, and upon default the interest rate shall increase to 12% per annum.
$ 475,000	$ -

The Company recognized interest expense of $10,281 and $-0- related to the note payable for the years ended December 31, 2017 and 2016, respectively.

Note 12 – Commitments and Contingencies

On November 8, 2016, the Company entered into an agreement with Gregory DiPaolo’s Pro Am Golf, LLC to acquire improved property located in Westfield, New York. The total purchase price of $1,600,000 is to be paid with a deposit of 50,000 shares of common stock, followed by cash of $1,250,000 and 300,000 shares of the Company’s common stock to be delivered at closing. The deposit of 50,000 shares issued as a deposit was $42,500 based on the closing price of the Company’s common stock on the date of grant. Subsequently, we entered into an amended Purchase and Sale Agreement on October 24, 2017, under which we amended the total purchase price to Eight Hundred Thousand Dollars ($800,000) and forfeited our previous deposit of stock. Under the terms of the amended agreement, we paid an additional Ten Thousand Dollar ($10,000) deposit on October 26, 2017, with the remaining purchase price to be paid on or before the date closing date, which is scheduled for February 1, 2018. The property is approximately 43 acres and has unlimited water extraction rights from the State of New York. We plan to use this property as our inroads to the New York hemp and infused beverage markets in the future. There are no current plans or budget to proceed with operations in New York, and there will not be until proper funding is secured after acquiring this property.

Note 13 – Stockholders’ Equity

Preferred Stock
On December 5, 2014, the Company amended the Articles of Incorporation, pursuant to which 20,000,000 shares of “blank check” preferred stock with a par value of $0.001 were authorized. No series of preferred stock has been designated to date.

Common Stock
On December 5, 2014, the Company amended the Articles of Incorporation, and increased the authorized shares to 200,000,000 shares of $0.001 par value common stock.

Common Stock Sales (2017)
On November 10, 2017, the Company sold 125,000 units at $1.00 per unit, consisting of 125,000 shares of common stock and warrants to purchase 125,000 shares of common stock at an exercise price of $3.00 per share, exercisable until November 10, 2019, in exchange for total proceeds of $125,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On October 24, 2017, the Company sold 13,333 units at $0.75 per unit, consisting of 13,333 shares of common stock and warrants to purchase 13,333 shares of common stock at an exercise price of $3.00 per share, exercisable until October 24, 2019, in exchange for total proceeds of $10,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

On September 29, 2017, the Company sold 300,000 units at $0.50 per unit, consisting of 300,000 shares of common stock and warrants to purchase 300,000 shares of common stock at an exercise price of $3.00 per share, exercisable until September 29, 2019, in exchange for total proceeds of $150,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On September 24, 2017, the Company sold 133,000 units at $0.7519 per unit, consisting of 133,000 shares of common stock and warrants to purchase 133,000 shares of common stock at an exercise price of $3.00 per share, exercisable until September 24, 2019, in exchange for total proceeds of $100,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On September 5, 2017, the Company sold 40,000 units at $0.50 per unit, consisting of 40,000 shares of common stock and warrants to purchase 40,000 shares of common stock at an exercise price of $3.00 per share, exercisable until September 5, 2019, in exchange for total proceeds of $20,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On August 2, 2017, the Company sold 100,000 units at $0.50 per unit, consisting of 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock at an exercise price of $3.00 per share, exercisable until August 2, 2019, in exchange for total proceeds of $50,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On July 7, 2017, the Company sold 200,000 units at $0.50 per unit, consisting of 200,000 shares of common stock and warrants to purchase 200,000 shares of common stock at an exercise price of $3.00 per share, exercisable until July 7, 2019, in exchange for total proceeds of $100,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On May 31, 2017, the Company sold 20,000 units at $0.50 per unit, consisting of 20,000 shares of common stock and warrants to purchase 20,000 shares of common stock at an exercise price of $3.00 per share, exercisable until May 31, 2019, in exchange for total proceeds of $10,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On May 31, 2017, the Company sold 300,000 units at $0.50 per unit, consisting of 300,000 shares of common stock and warrants to purchase 150,000 shares of common stock at an exercise price of $3.00 per share, exercisable until May 31, 2019, in exchange for total proceeds of $150,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On May 25, 2017, the Company sold 20,000 units at $0.50 per unit, consisting of 20,000 shares of common stock and warrants to purchase 20,000 shares of common stock at an exercise price of $3.00 per share, exercisable until May 25, 2019, in exchange for total proceeds of $10,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On May 25, 2017, the Company sold 20,000 units at $0.50 per unit, consisting of 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock at an exercise price of $3.00 per share, exercisable until May 25, 2019, in exchange for total proceeds of $50,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On April 20, 2017, the Company sold 500,000 units at $1.00 per unit, consisting of 500,000 shares of common stock and warrants to purchase 500,000 shares of common stock at an exercise price of $3.00 per share, exercisable until April 20, 2018, in exchange for total proceeds of $500,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 23, 2017, the Company sold 2,000 units at $2.00 per unit, consisting of 2,000 shares of common stock and warrants to purchase 2,000 shares of common stock at an exercise price of $3.00 per share, exercisable until January 23, 2018, in exchange for total proceeds of $4,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 9, 2017, the Company sold 50,000 units at $1.00 per unit, consisting of 50,000 shares of common stock and warrants to purchase 50,000 shares of common stock at an exercise price of $3.00 per share, exercisable until January 9, 2018, in exchange for total proceeds of $50,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

Warrants Exercised (2017)
On January 7, 2017, a warrant holder exercised warrants to purchase 2,666 shares of common stock at a strike price of $1.50 in exchange for proceeds of $3,999.

Common Stock Sales (2016)
On October 31, 2016, the Company sold 50,000 units at $0.10 per unit, consisting of 50,000 shares of common stock and warrants to purchase 50,000 shares of common stock at an exercise price of $1.50 per share over a one (1) year period from the date of purchase in exchange for total proceeds of $5,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On October 25, 2016, the Company sold 150,000 units at $0.3333 per unit, consisting of 150,000 shares of common stock and warrants to purchase 150,000 shares of common stock at an exercise price of $1.50 per share over a one (1) year period from the date of purchase in exchange for total proceeds of $50,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On October 19, 2016, the Company sold 25,000 units at $0.20 per unit, consisting of 25,000 shares of common stock and warrants to purchase 25,000 shares of common stock at an exercise price of $1.50 per share over a one (1) year period from the date of purchase in exchange for total proceeds of $5,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On October 19, 2016, the Company sold 100,000 units at $0.10 per unit, consisting of 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock at an exercise price of $1.50 per share over a one (1) year period from the date of purchase in exchange for total proceeds of $10,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Common Stock in Satisfaction of Subscriptions Payable (2016)
On October 27, 2016, the Company issued a total of 1,770,000 shares of common stock in satisfaction of common stock granted during the year ended December 31, 2015, in the aggregate value of $114,990.

Common Stock Issued for Acquisitions and Property Purchases (2017)
On July 18, 2017, the Company issued 25,000 shares of common stock as a good faith deposit toward the purchase of land and property located in La Veta, CO that closed on July 26, 2017, which were valued at $30,000 based on the closing price of the Company’s common stock on the date of grant.

On April 20, 2017, the Company issued a total of 500,000 shares of common to seven individuals pursuant to the closing of an acquisition of Sangre AT, LLC, a Wyoming limited liability company (“Sangre”) in exchange for 100% of the interests in Sangre. The total fair value of the common stock was $1,003,850 based on the closing price of the Company’s common stock on the date of grant.

Common Stock Issued for Bartered Assets (2017)
On January 18, 2017, the Company exchanged 66,000 units, consisting of 66,000 shares of common stock and warrants to purchase 66,000 shares of common stock at an exercise price of $3.00 per share, exercisable until January 18, 2018, in exchange for a 2017 Audi Q7 and a 2017 Audi A4. The total fair value received, based on the market price of the stock at $4.02 per share, was allocated to the $105,132 purchase price of the vehicles and the $160,188 excess value of the common stock and warrants was expensed as stock based compensation.

Common Stock and Warrants Issued for Settlement of Convertible Debt (2017)
On June 16, 2017, a convertible note, consisting of $35,000 of principal and $33,250 of unpaid interest, was assigned to a third party and the debt was exchanged for a unit offering, consisting of 70,000 shares of common stock and warrants to purchase 70,000 shares of common stock at an exercise price of $3.00 per share, exercisable until June 16, 2018. The stock was valued at $86,800 based on the closing price of the Company’s common stock on the date of exchange and the warrants were valued at $49,433 using the Black-Scholes option-pricing model was $49,433, or $0.70618 per share, based on a volatility rate of 211%, a risk-free interest rate of 1.21% and an expected term of 1.0 year, resulting in a loss on extinguishment of $67,983.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

Common Stock Issued as Down Payment for Land Purchase (2016)
On November 8, 2016, the Company granted 50,000 shares of common stock as a good faith deposit on a potential land purchase agreement that has not yet closed, as the Company does not currently have sufficient resources. The total fair value of the common stock was $42,500 based on the closing price of the Company’s common stock on the date of grant.

Common Stock Issued for Services, Related Parties (2017)
On August 1, 2017, the Company granted 150,000 shares of common stock to Mary Williams, a principal of Sangre AT, LLC, for services performed. The fair value of the common stock was $154,500 based on the closing price of the Company’s common stock on the date of grant.

On January 7, 2017, the Company granted 50,000 shares of common stock to Pat Williams. PhD, a principal of Sangre AT, LLC, for services performed. The total fair value of the common stock was $210,250 based on the closing price of the Company’s common stock on the date of grant.

Common Stock Issued for Services, Related Parties (2016)
On October 1, 2016, the Company granted 7,000,000 shares of common stock to our CEO, Glenn E. Martin, as a bonus for services performed pursuant to an amended employment agreement. The total fair value of the common stock was $700,000 based on the closing price of the Company’s common stock on the date of grant.

In addition, on October 1, 2016, the Company granted a total of 14,000,000 shares of common stock to Mr. Martin for services performed pursuant to his previous employment agreement. The total fair value of the common stock was $1,400,000 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2016, the Company granted 4,000,000 shares of common stock to a related party as a bonus for services performed pursuant to an amended employment agreement. The total fair value of the common stock was $400,000 based on the closing price of the Company’s common stock on the date of grant.

In addition, on October 1, 2016, the Company granted a total of 8,000,000 shares of common stock to a related party for services performed pursuant to their previous employment agreement. The total fair value of the common stock was $800,000 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2016, the Company granted 1,000,000 shares of common stock to a related party as a bonus for services performed pursuant to an amended employment agreement. The total fair value of the common stock was $100,000 based on the closing price of the Company’s common stock on the date of grant.

In addition, on October 1, 2016, the Company granted a total of 2,000,000 shares of common stock to a related party for services performed pursuant to their previous employment agreement. The total fair value of the common stock was $200,000 based on the closing price of the Company’s common stock on the date of grant.

Common Stock Issued for Services (2017)
On December 27, 2017, the Company granted an aggregate of 24,882 shares of common stock to an individual as repayment for travel and hotel expenses incurred by the individual during a trip to India on company business. The total fair value of the common stock was $89,078 based on the closing price of the Company’s common stock on the date of grant.

On November 7, 2017, the Company granted 60,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $79,800 based on the closing price of the Company’s common stock on the date of grant.

On August 1, 2017, the Company granted an aggregate of 199,000 shares of common stock to seven consultants for services performed. The aggregate fair value of the common stock was $204,970 based on the closing price of the Company’s common stock on the date of grant.

On April 20, 2017, the Company granted an aggregate of 116,000 shares of common stock to eleven consultants for services performed. The aggregate fair value of the common stock was $232,893 based on the closing price of the Company’s common stock on the date of grant.

On March 2, 2017, the Company granted 50,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $142,500 based on the closing price of the Company’s common stock on the date of grant.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

On March 2, 2017, the Company granted 12,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $34,200 based on the closing price of the Company’s common stock on the date of grant.

Common Stock Issued for Services (2016)
On October 19, 2016, the Company granted 10,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $8,500 based on the closing price of the Company’s common stock on the date of grant.

On September 28, 2016, the Company granted 600,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $60,000 based on the closing price of the Company’s common stock on the date of grant.

On September 28, 2016, the Company granted 600,000 shares of common stock to another consultant for services performed. The total fair value of the common stock was $60,000 based on the closing price of the Company’s common stock on the date of grant.

On September 28, 2016, the Company granted 600,000 shares of common stock to a third consultant for services performed. The total fair value of the common stock was $60,000 based on the closing price of the Company’s common stock on the date of grant.

On July 1, 2016, the Company granted 500,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $35,000 based on the closing price of the Company’s common stock on the date of grant.

On July 1, 2016, the Company granted 500,000 shares of common stock to another consultant for services performed. The total fair value of the common stock was $35,000 based on the closing price of the Company’s common stock on the date of grant.

On March 18, 2016, the Company granted 60,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $5,820 based on the closing price of the Company’s common stock on the date of grant.

On March 18, 2016, the Company granted 500,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $48,500 based on the closing price of the Company’s common stock on the date of grant.

On March 18, 2016, the Company granted 120,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $11,640 based on the closing price of the Company’s common stock on the date of grant.

On February 12, 2016, the Company granted 120,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $5,832 based on the closing price of the Company’s common stock on the date of grant.

On February 1, 2016, the Company granted 500,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $22,000 based on the closing price of the Company’s common stock on the date of grant.

On February 1, 2016, the Company granted 500,000 shares of common stock to another consultant for services performed. The total fair value of the common stock was $22,000 based on the closing price of the Company’s common stock on the date of grant.

On February 1, 2016, the Company granted 20,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $880 based on the closing price of the Company’s common stock on the date of grant.

On February 1, 2016, the Company granted 60,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $2,640 based on the closing price of the Company’s common stock on the date of grant.

Capital Contributions
The Company imputed interest on non-interest bearing, related party loans, resulting in a total of $421 and $583 of contributed capital during the years ended December 31, 2017 and 2016, respectively.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

Note 14 – Common Stock Warrants

Common Stock Warrants Granted (2017)
On November 10, 2017, the Company sold warrants to purchase 125,000 shares of common stock at $3.00 per share over a two (2) year period from the date of sale, in exchange for total proceeds of $125,000 in conjunction with the sale of 125,000 shares of common stock. The relative fair value of the 125,000 common stock warrants using the Black-Scholes option-pricing model was $172,403, or $1.37922 per share, based on a volatility rate of 206%, a risk-free interest rate of 1.67% and an expected term of 2.0 years. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On October 24, 2017, the Company sold warrants to purchase 13,333 shares of common stock at $3.00 per share over a two (2) year period from the date of sale, in exchange for total proceeds of $10,000 in conjunction with the sale of 13,333 shares of common stock. The relative fair value of the 13,333 common stock warrants using the Black-Scholes option-pricing model was $13,089, or $0.98167 per share, based on a volatility rate of 206%, a risk-free interest rate of 1.60% and an expected term of 2.0 years. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On September 29, 2017, the Company sold warrants to purchase 300,000 shares of common stock at $3.00 per share over a two (2) year period from the date of sale, in exchange for total proceeds of $150,000 in conjunction with the sale of 300,000 shares of common stock. The relative fair value of the 300,000 common stock warrants using the Black-Scholes option-pricing model was $303,242, or $1.01081 per share, based on a volatility rate of 206%, a risk-free interest rate of 1.47% and an expected term of 2.0 years. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On September 24, 2017, the Company sold warrants to purchase 133,000 shares of common stock at $3.00 per share over a two (2) year period from the date of sale, in exchange for total proceeds of $100,000 in conjunction with the sale of 133,000 shares of common stock. The relative fair value of the 133,000 common stock warrants using the Black-Scholes option-pricing model was $152,795, or $1.14884 per share, based on a volatility rate of 206%, a risk-free interest rate of 1.46% and an expected term of 2.0 years. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On September 5, 2017, the Company sold warrants to purchase 40,000 shares of common stock at $3.00 per share over a two (2) year period from the date of sale, in exchange for total proceeds of $20,000 in conjunction with the sale of 40,000 shares of common stock. The relative fair value of the 40,000 common stock warrants using the Black-Scholes option-pricing model was $27,215, or $0.68039 per share, based on a volatility rate of 207%, a risk-free interest rate of 1.30% and an expected term of 2.0 years. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On August 2, 2017, the Company sold warrants to purchase 100,000 shares of common stock at $3.00 per share over a two (2) year period from the date of sale, in exchange for total proceeds of $50,000 in conjunction with the sale of 100,000 shares of common stock. The relative fair value of the 100,000 common stock warrants using the Black-Scholes option-pricing model was $80,872, or $0.80872 per share, based on a volatility rate of 210%, a risk-free interest rate of 1.36% and an expected term of 2.0 years.. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On July 7, 2017, the Company sold warrants to purchase 200,000 shares of common stock at $3.00 per share over a two (2) year period from the date of sale, in exchange for total proceeds of $100,000 in conjunction with the sale of 200,000 shares of common stock. The relative fair value of the 200,000 common stock warrants using the Black-Scholes option-pricing model was $156,339, or $0.78169 per share, based on a volatility rate of 209%, a risk-free interest rate of 1.40% and an expected term of 2.0 years. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On June 16, 2017, the Company issued warrants to purchase 70,000 shares of common stock at $3.00 per share over a one (1) year period from the date of exchange in conjunction with the issuance of 70,000 shares of common stock in exchange for the settlement of a convertible note, consisting of $35,000 of principal and $33,250 of interest. The relative fair value of the 70,000 common stock warrants using the Black-Scholes option-pricing model was $49,433, or $0.70618 per share, based on a volatility rate of 211%, a risk-free interest rate of 1.21% and an expected term of 1.0 year. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On May 31, 2017, the Company sold warrants to purchase 20,000 shares of common stock at $3.00 per share over a two (2) year period from the date of sale, in exchange for total proceeds of $10,000 in conjunction with the sale of 20,000 shares of common stock. The relative fair value of the 20,000 common stock warrants using the Black-Scholes option-pricing model was $8,946, or $0.44730 per share, based on a volatility rate of 209%, a risk-free interest rate of 1.28% and an expected term of 2.0 years. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

On May 31, 2017, the Company sold warrants to purchase 300,000 shares of common stock at $3.00 per share over a two (2) year period from the date of sale, in exchange for total proceeds of $150,000 in conjunction with the sale of 300,000 shares of common stock. The relative fair value of the 300,000 common stock warrants using the Black-Scholes option-pricing model was $134,190, or $0.44730 per share, based on a volatility rate of 209%, a risk-free interest rate of 1.28% and an expected term of 2.0 years. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On May 25, 2017, the Company sold warrants to purchase 20,000 shares of common stock at $3.00 per share over a two (2) year period from the date of sale, in exchange for total proceeds of $10,000 in conjunction with the sale of 20,000 shares of common stock. The relative fair value of the 20,000 common stock warrants using the Black-Scholes option-pricing model was $5,887, or $0.29434 per share, based on a volatility rate of 205%, a risk-free interest rate of 1.30% and an expected term of 2.0 years. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On May 25, 2017, the Company sold warrants to purchase 100,000 shares of common stock at $3.00 per share over a two (2) year period from the date of sale, in exchange for total proceeds of $50,000 in conjunction with the sale of 100,000 shares of common stock. The relative fair value of the 100,000 common stock warrants using the Black-Scholes option-pricing model was $29,434, or $0.29434 per share, based on a volatility rate of 205%, a risk-free interest rate of 1.30% and an expected term of 2.0 years. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On April 20, 2017, the Company sold warrants to purchase 500,000 shares of common stock at $3.00 per share over a one (1) year period from the date of sale, in exchange for total proceeds of $500,000 in conjunction with the sale of 500,000 shares of common stock. The relative fair value of the 500,000 common stock warrants using the Black-Scholes option-pricing model was $626,641, or $1.25328 per share, based on a volatility rate of 202%, a risk-free interest rate of 1.01% and an expected term of 1.0 year. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 23, 2017, the Company sold warrants to purchase 2,000 shares of common stock at $3.00 per share over a one (1) year period from the date of sale, in exchange for total proceeds of $4,000 in conjunction with the sale of 2,000 shares of common stock. The relative fair value of the 2,000 common stock warrants using the Black-Scholes option-pricing model was $5,106, or $2.55281 per share, based on a volatility rate of 211%, a risk-free interest rate of 0.79% and an expected term of 1.0 year. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 9, 2017, the Company sold warrants to purchase 50,000 shares of common stock at $3.00 per share over a one (1) year period from the date of sale, in exchange for total proceeds of $50,000 in conjunction with the sale of 50,000 shares of common stock. The relative fair value of the 50,000 common stock warrants using the Black-Scholes option-pricing model was $108,228, or $2.16456 per share, based on a volatility rate of 210%, a risk-free interest rate of 0.82% and an expected term of 1.0 year. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Common Stock Warrants Granted (2016)
On October 31, 2016, the Company sold warrants to purchase 50,000 shares of common stock at $1.50 per share over a one (1) year period from the date of sale, in exchange for total proceeds of $5,000 in conjunction with the sale of 50,000 shares of common stock. The relative fair value of the 50,000 common stock warrants using the Black-Scholes option-pricing model was $914, or $0.01828 per share, based on a volatility rate of 217%, a risk-free interest rate of 0.66% and an expected term of 1.0 year. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On October 25, 2016, the Company sold warrants to purchase 150,000 shares of common stock at $1.50 per share over a one (1) year period from the date of sale, in exchange for total proceeds of $50,000 in conjunction with the sale of 150,000 shares of common stock. The relative fair value of the 150,000 common stock warrants using the Black-Scholes option-pricing model was $2,725, or $0.01817 per share, based on a volatility rate of 217%, a risk-free interest rate of 0.66% and an expected term of 1.0 year. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On October 19, 2016, the Company sold warrants to purchase 25,000 shares of common stock at $1.50 per share over a one (1) year period from the date of sale, in exchange for total proceeds of $5,000 in conjunction with the sale of 25,000 shares of common stock. The relative fair value of the 25,000 common stock warrants using the Black-Scholes option-pricing model was $608, or $0.02432 per share, based on a volatility rate of 216%, a risk-free interest rate of 0.65% and an expected term of 1.0 year. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

On October 19, 2016, the Company sold warrants to purchase 100,000 shares of common stock at $1.50 per share over a one (1) year period from the date of sale, in exchange for total proceeds of $10,000 in conjunction with the sale of 100,000 shares of common stock. The relative fair value of the 100,000 common stock warrants using the Black-Scholes option-pricing model was $2,856, or $0.02856 per share, based on a volatility rate of 216%, a risk-free interest rate of 0.65% and an expected term of 1.0 year. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Common Stock Warrants Cancelled
No warrants were cancelled during the years ended December 31, 2017 and 2016.

Common Stock Warrants Expired
A total of 322,334 and 190,000 warrants expired during years ended December 31, 2017 and 2016, respectively.

Common Stock Warrants Exercised
On January 7, 2017, a warrant holder exercised warrants to purchase 2,666 shares of common stock at a strike price of $1.50 in exchange for proceeds of $3,999.

The following is a summary of information about the Common Stock Warrants outstanding at December 31, 2017.

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable

Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$3.00	1,973,333	14.25 months	$3.00	1,973,333	$3.00

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	December 31,	December 31,
	2017	2016

Average risk-free interest rates	1.25%	0.66%
Average expected life (in years)	1.64	1.00

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s common stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its common stock warrants. During the years ended December 31, 2017 and 2016 there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock was approximately $0.92649 and $0.02186 per warrant granted during the years ended December 31, 2017 and 2016, respectively.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

The following is a summary of activity of outstanding common stock warrants:

		Weighted
		Average
	Number of	Exercise
	Shares	Price

Balance, December 31, 2015	190,000	$ 0.63
Warrants expired	(190,000)	0.63
Warrants granted	325,000	1.50
Balance, December 31, 2016	325,000	$ 1.50
Warrants expired	(325,000)	1.50
Warrants granted	1,973,333	3.00
Balance, December 31, 2017	1,973,333	$ 3.00

Exercisable, December 31, 2017	1,973,333	$ 3.00

Note 15 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the years ended December 31, 2017 and 2016, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2017 and December 31, 2016, the Company had approximately $10,786,000 and $8,179,000 of federal net operating losses, respectively. The net operating loss carry forwards, if not utilized, will begin to expire in 2031.

The components of the Company’s deferred tax asset are as follows:

	December 31,	December 31,
	2017	2016
Deferred tax assets:
Net operating loss carry forwards	$ 3,775,100	$ 2,862,500

Net deferred tax assets before valuation allowance	$ 3,775,100	$ 2,862,500
Less: Valuation allowance	(3,775,100)	(2,862,500)
Net deferred tax assets	$ -	$ -

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2017 and 2016, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	December 31,	December 31,
	2017	2016

Federal and state statutory rate	35%	35%
Change in valuation allowance on deferred tax assets	(35%)	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

WEED, INC.
(Formerly United Mines, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2017 and 2016

Note 16 – Subsequent Events

Common Stock Sales
On February 14, 2018, the Company sold 30,700 shares of common stock in exchange for total proceeds of $46,050.

On February 9, 2018, the Company sold 15,000 units at $3.00 per unit, consisting of 15,000 shares of common stock and warrants to purchase 15,000 shares of common stock at an exercise price of $12.50 per share, exercisable until February 9, 2019, in exchange for total proceeds of $45,000.

On January 23, 2018, the Company sold 100,000 units at $2.50 per unit, consisting of 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock at an exercise price of $12.50 per share, exercisable until January 23, 2020, in exchange for total proceeds of $250,000.

On January 21, 2018, the Company sold 100,000 units at $2.50 per unit, consisting of 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock at an exercise price of $12.50 per share, exercisable until January 21, 2020, in exchange for total proceeds of $250,000.

On January 5, 2018, the Company sold 100,000 units at $1.50 per unit, consisting of 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock at an exercise price of $5.00 per share, exercisable until January 5, 2019, in exchange for total proceeds of $150,000.

On January 4, 2018, the Company sold 150,000 shares of common stock in exchange for total proceeds of $225,000.

Common Stock Issued for Settlement of Debt
On January 12, 2018, the Company entered into an Amendment No. 1 to the $475,000 principal amount promissory note issued by the Company to the seller of the property in La Veta, Colorado, under which both parties agreed to amend the purchase and the promissory note to allow the Company to pay off the note in full for the payment of $100,000 in cash on or before January 15, 2018 and issued the seller 125,000 shares of common stock, restricted in accordance with Rule 144, on before January 20, 2018. The shares were issued to the seller on January 12, 2018.

Common Stock in Satisfaction of Subscriptions Payable
On February 16, 2018, the Company issued a total of 100,000 shares of common stock in satisfaction of common stock granted during the year ended December 31, 2017, in the aggregate value of $200,770.

To the Board of Directors and
Stockholders of Sangre AT, LLC.

We have audited the accompanying balance sheet of Sangre AT, LLC. as of December 31, 2016, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows from inception through December 31, 2016. Sangre AT, LLC.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sangre AT, LLC as of December 31, 2016, and the results of its operations and its cash from inception through the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had no revenues or assets as of December 31, 2016 which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

Houston, Texas

November 16, 2017

SANGRE AT, LLC
BALANCE SHEET

December 31,
2016
ASSETS

Current assets:
Cash	$-
Total current assets	-

Total assets	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$-
Total current liabilities	-

Stockholders' equity:
Members' equity	-
Total stockholders' equity	-

Total liabilities and stockholders' equity	$-

The accompanying notes are an integral part of these financial statements.

SANGRE AT, LLC
STATEMENT OF OPERATIONS

August 26, 2016
(inception) to
December 31, 2016

Revenue	$ -

Operating expenses:
General and administrative	-
Depreciation	-
Total operating expenses	-

Net operating loss	-

Other expense:	-

Net loss	$ -

The accompanying notes are an integral part of these financial statements.

SANGRE AT, LLC
STATEMENT OF STOCKHOLDERS' EQUITY

Total
	Members'	Stockholders'
	Equity	Equity

Balance, August 26, 2016 (inception)	$ -	$ -

Net loss for the period from August 26, 2016 (inception) to December 31, 2016	-	-

Balance, December 31, 2016	$ -	$ -

The accompanying notes are an integral part of these financial statements.

SANGRE AT, LLC
STATEMENT OF CASH FLOWS

August 26, 2016
(inception) to
December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$-
Decrease (increase) in assets:
Prepaid expenses	-
Increase (decrease) in liabilities:
Accounts payable	-
Net cash provided by operating activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of members' interests	-
Net cash provided by financing activities	-

NET CHANGE IN CASH	-
CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$-

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

Sangre AT, LLC
Notes to Financial Statements
For the Year Ended December 31, 2016

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
Sangre AT, LLC (the “Company”, “Sangre AgroTech”), was incorporated under the laws of the State of Wyoming on August 26, 2016 (“Inception Date”) to conduct Cannabis research. The Company’s plan is to perform genome sequencing of numerous strains of Cannabis sativa, Cannabis indica, and hybrids in order to discover and describe compounds and/or classes of compounds which can be used effectively in the treatment of human disease. As in the case of the human genome, the cannabis genome is the blueprint of the plant that contains all the biological and chemical instructions for the growth, development, and synthesis of the plants’ constituent molecules. Through the process of whole genome sequencing, Sangre AgroTech can read and evaluate the potential of any one strain for its ability to produce native compounds which can be utilized for the treatment of human disease.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

The Company has a calendar year end for reporting purposes.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents on hand for the periods presented herein.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Property and Equipment
Property and equipment is stated at the lower of cost or estimated net recoverable amount. The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

Software	3 years
Furniture and fixtures	5 years
Equipment	5-7 years

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which have extend the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is reflected in operations.

Sangre AT, LLC
Notes to Financial Statements
For the Year Ended December 31, 2016

Impairment of Long-Lived Assets
Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Recoverability is assessed using undiscounted cash flows based upon historical results and current projections of earnings before interest and taxes. Impairment is measured using discounted cash flows of future operating results based upon a rate that corresponds to the cost of capital. Impairments are recognized in operating results to the extent that carrying value exceeds discounted cash flows of future operations.

Revenue Recognition
Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue from sales in which payment has been received, but the earnings process has not occurred. Sales have not yet commenced.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently Issued Accounting Pronouncements
In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-04, Intangibles – Goodwill and Other (Topic 350). ASU 2017-04 simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual, or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit's fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The amendment should be applied on a prospective basis. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company intends to early adopt the ASU in 2017.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard will be effective for the Company in the first quarter of 2018. Early adoption is permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. ASU 2016-20 amended guidance regarding accounting for Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. When effective, this standard will replace most existing revenue recognition guidance in generally accepted accounting principles (“GAAP”). The standard also requires more detailed disclosures and provides additional guidance for transactions that were not comprehensively addressed in GAAP. This guidance is required to be adopted by us in the first quarter of fiscal 2019 by either recasting all years presented in our financial statements or by recording the impact of adoption as an adjustment to retained earnings at the beginning of the year of adoption. We are currently evaluating the impact this guidance will have on our consolidated financial statements.

Sangre AT, LLC
Notes to Financial Statements
For the Year Ended December 31, 2016

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests Held through Related Parties that are under Common Control. The amendments in this Update improve GAAP involving situations consisting of common control, wherein a single decision maker focuses on the economics to which it is exposed when determining whether it is the primary beneficiary of a variable interest entity (“VIE”) before potentially evaluating which party is most closely associated with the VIE. ASU 2016-17 is effective for public entities for fiscal periods beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory, which reduces the complexity in the accounting standards by allowing the recognition of current and deferred income taxes for an intra-entity asset transfer, other than inventory, when the transfer occurs. Historically, recognition of the income tax consequence was not recognized until the asset was sold to an outside party. This amendment should be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. ASU 2016-16 is effective for annual periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities as of the beginning of an annual reporting period for which financial statements (interim or annual) have not been issued or made available for issuance. That is, earlier adoption should be in the first interim period if an entity issues interim financial statements. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

No other new accounting pronouncements, issued or effective during the period from August 26, 2016 (inception) to December 31, 2016, have had or are expected to have a significant impact on the Company’s financial statements.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company had no revenues or assets at December 31, 2016. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing research services to begin generating revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Subsequent Events

Commencement of Research Activities
The Company commenced research activities in March of 2017, consisting of a cannabis genomic study to complete a global genomic classification of the cannabis plant genus with the intent to discover native compounds in cannabis strains that can be utilized for the treatment of human disease.

Business Combination
On April 20, 2017, the Company closed on a Share Exchange Agreement (“SEA”) with WEED, Inc., an Arizona company that plans to become a true “Seed-to-Sale” company providing infrastructure, financial solutions and real estate options in the emerging cannabis market. Pursuant to the SEA, WEED, Inc. purchased all of the outstanding membership interests of Sangre AgroTech in consideration for an a total of 500,000 shares of common to seven individuals, valued at $1,003,850 based on the closing price of WEED Inc.’s common stock on the date of grant.

In connection with the SEA, two members of Sangre entered into Consulting Agreements, pursuant to which the members of Sangre agreed to provide consulting services to the Company for a period of one year following closing, with the option to extend for a two year period in annual increments, upon mutual written agreement by both parties. Pursuant to the agreement, the members were each awarded 50,000 shares of common stock with the issuances deferred until January 1, 2018.

SELECTED FINANCIAL DATA

As a smaller reporting company we are not required to provide this information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

Our Management’s Discussion and Analysis or Plan of Operations contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We are an early stage holding company currently focused on the development and application of cannabis-derived compounds for the treatment of human disease. Our wholly-owned subsidiary, Sangre AT, LLC (“Sangre”), has begun a planned five-year Cannabis Genomic Study to complete a genetic blueprint of the Cannabis plant genus, by creating a global genomic classification of the entire plant. By targeting cannabis-derived molecules that stimulate the endocannabinoid system, Sangre’s research team plans to develop scientifically-valid and evidence-based cannabis strains for the production of disease-specific medicines. The goal of the research is to identify, collect, patent, and archive a collection of highly-active medicinal strains. We plan to conduct this study only in states where cannabis has been legalized for medicinal purposes.

Using annotated genomic data and newly generated phenotypic data, Sangre plans to identify and isolate regions of the plant genome which are related to growth, synthesis of desired molecules, and drought and pest resistance. This complex data set would then be utilized in a breeding program to generate and establish new hybrid cultivars which exemplify the traits that are desired by the medical and patient community. This breeding program would produce new seed stocks and clones, which we plan on patenting. If successful this intellectual property should generate immense value for the Company. After developing a comprehensive understanding of the annotated genome of a variety of cannabis strains, and obtaining intellectual property protection over the most promising strains, we plan move forward either independently or with strategic partners to develop medicinal products for the treatment of a multitude of human diseases.

Our current, short-term goals relate to the Cannabis Genomic Study and the resulting development of a variety of new cannabis strains, and, over the next 5 years, we plan to process those results in order to become an international cannabis research and product development company, with a globally-recognized brand focusing on building and purchasing labs, land and building commercial grade “Cultivation Centers” to consult, assist, manage & lease to universities, state governments, licensed dispensary owners and organic grow operators on a contract basis with a concentration on the legal and medical cannabis sector..

Our long-term plan is to become a true “Seed-to-Sale” global holding company providing infrastructure, financial solutions, product development, and real estate options in this new emerging market. Our long term growth may also come from the acquisition of synergistic businesses, such as distilleries, to make anything from infused beverages to super oxygenated water with CBD and THC. Currently, WEED Inc has formed WEED Australia Ltd., registered as an unlisted public company in Australia to address this Global demand. We have also formed WEED Australia Ltd., registered as an unlisted public company in Australia, to address future global demand, however the entity has been dormant since its inception. We will look to conduct future research, marketing, import/exporting, and manufacturing of our proprietary products on an international level.

In furtherance of our current, short terms goals, Sangre initiated the cannabis genome project in April 2017, by extracting DNA from seven cannabis strains in Tucson, Arizona. Sangre followed the initial extraction with a second round of extractions in July 2017. The extracted DNA is currently being sequenced by the Sangre team using a binary sequencing approach based on the use of two distinct sequencing technologies and a proprietary bioinformatics database. Following the generation of genomic data, the sequences will be annotated (compared) against over 300,000 plant genes to elucidate specific de novo pathways responsible for the synthesis of specific compounds and classes of compounds.

Under the genome project directives, additional strains are slated for sequencing and annotation as part of the overall expansion of this research project. An integral part of this expansion is the acquisition of additional DNA extraction, amplification, and sequencing technologies. The expansion also includes the installation of high-level IT networks for data acquisition, analysis, and storage.

On July 26, 2017, we acquired property located in La Veta, Colorado in order to Sangre to complete its 5-Year, $15+ million Cannabis Genomic Study. The site includes a 10,000+ sq. ft. building that will house Sangre’s genomic research facility, a 4,000+ square foot building for plant product analytics and plant product extraction, a 3,500 sq. ft. corporate office center, and 25 RV slots with full water and electric, which we plan to convert into a series of small research pods. Under the terms of the purchase agreement, we paid $525,000 down, along with 25,000 shares of our common stock, and Sangre took immediate possession of the property. We are obligated to pay an additional $400,000 in cash and issue an additional 75,000 shares of our common stock over the next two years in order to pay the entire purchase price. We estimate it will take approximately $675,000 in order to convert the existing buildings into the facilities necessary for Sangre AgroTech to conduct its research, plus an additional $1,000,000 for security & ground buildout, and an additional $1 million for scientific equipment, ordered for plant production and product extraction. We plan to complete the initial property renovations by Q1 of 2018. The equipment is scheduled to be delivered in Q2 2018. We will need to raise additional funds in order to pay the remainder of the purchase price, as well as to complete the planned renovations.

WEED Inc. acquired the property in La Veta, Colorado in order to facilitate the expansion of the genomic studies and the development of new hybrid strains. The facility is currently under re-design and renovation to convert the existing structures into a world-class genetics research center.

A gene-based breeding program will allow us to root out inferior cultivars and replace them with fully-validated and patentable cultivars which produce consistent plant products for the medicinal markets. The gene-based breeding program will improve cultivars and introduce integrity, stability, and quality to the market in the following ways:

●
accelerated and optimized growth rates; modern genomic resources will enhance traditional breeding methods

●
generate new cultivars, accelerating and perfecting the art of selective breeding

●
provide the ability to assay for specific genes within the crop, establish strain tracking, and promote market quality assurance

●
improved disease, pest, and drought resistance of the Cannabis plant

We believe the gene-based breeding program will facilitate and accelerate:

●
improved therapeutic properties, i.e., increased THC/CBD concentration and the production of specific classes of oils and terpenes

●
enhanced opportunities for new drug discovery

●
accelerated breeding of super-cultivars: drought, pest, and mold resistant, increased %THC

●
revenue generation through our unique ability to breed and genetically fingerprint new, super-cultivars; establish strong patent protection; and provide these cultivars to the market on a favorable cost and royalty basis.

Our goal with this program is to develop a translational breeding program to establish a new collection of Cannabis cultivars for the Colorado, national, and international markets. Through the use of genetic screening technology, cultivars can be up-selected for specific traits and grown to address the needs of consumers in the medicinal market.

Corporate Overview

We were originally incorporated under the name Plae, Inc., in the State of Arizona on August 20, 1999. At the time we operated under the name Plae, Inc., no business was conducted. No books or records were maintained and no meetings were held. In essence, nothing was done after incorporation until Glenn E. Martin took possession of Plae, Inc. in January 2005. On February 18, 2005, the corporate name was changed to King Mines, Inc. and then subsequently changed to its current name, United Mines, Inc., on March 30, 2005. No shares were issued until the Company became United Mines, Inc. From 2005 until 2015, we were an exploration stage mineral exploration company that owned a number of unpatented mining claims and Arizona State Land Department claims.

On November 26, 2014, our Board of Directors approved the redomestication of our company from Arizona to Nevada (the “Articles of Domestication”), and approved Articles of Incorporation in Nevada, which differed from then-Articles of Incorporation in Arizona, primarily by (a) changing our name from United Mines, Inc. to WEED, Inc., (b) authorizing Twenty Million (20,000,000) shares of preferred stock, with blank check rights granted to our Board of Directors, and (c) authorizing Two Hundred Million (200,000,000) shares of common stock (the “Nevada Articles of Incorporation”). On December 19, 2014, the holders of a majority of our outstanding common stock approved the Articles of Domestication and the Nevada Articles of Incorporation at a Special Meeting of Shareholders. On January 16, 2015, the Articles of Domestication and the Nevada Articles of Incorporation went effective with the Secretary of State of the State of Nevada. On February 2, 2015, our name change to WEED, Inc., and a corresponding ticker symbol change to “BUDZ” went effective with FINRA and was reflected on the quotation of our common stock on OTC Markets.

These changes were effected in order to make our corporate name and ticker symbol better align with our short-term and long-term business focus. Our current, short-term goals relate to the Cannabis Genomic Study and the resulting development of a variety of new cannabis strains, and, over the next 5 years, we plan to process those results in order to become an international cannabis research and product development company, with a globally-recognized brand focusing on building and purchasing labs, land and building commercial grade “Cultivation Centers” to consult, assist, manage & lease to universities, state governments, licensed dispensary owners and organic grow operators on a contract basis with a concentration on the legal and medical cannabis sector.

Our long-term plan is to become a true “Seed-to-Sale” global holding company providing infrastructure, financial solutions, product development, and real estate options in this new emerging market. Our long term growth may also come from the acquisition of synergistic businesses, such as distilleries, to make anything from infused beverages to super oxygenated water with CBD and THC. Currently, WEED Inc has formed WEED Australia Ltd., registered as an unlisted public company in Australia to address this Global demand. We have also formed WEED Australia Ltd., registered as an unlisted public company in Australia, to address future global demand, however the entity has been dormant since its inception. We will look to conduct future research, marketing, import/exporting, and manufacturing of our proprietary products on an international level.

On April 20, 2017, we entered into a Share Exchange Agreement with Sangre AT, LLC, a Wyoming limited liability company, under which we acquired all of the issued and outstanding limited liability company membership units of Sangre in exchange for Five Hundred Thousand (500,000) shares of our common stock, restricted in accordance with Rule 144. As a result of this agreement, Sangre is a wholly-owned subsidiary of WEED, Inc.

This discussion and analysis should be read in conjunction with our financial statements included as part of this Registration Statement.

Year Ended December 31, 2017 compared to Year Ended December 31, 2016

Results of Operations

Summary of Results of Operations

	Year Ended December 31,
	2017	2016
Revenue	$ -	$ -

Operating expenses:

General and administrative	671,679	2,211,787
Professional fees	1,667,804	1,933,733
Depreciation and amortization	44,654	130
Total operating expenses

Net operating loss	(2,384,137)	(4,145,650)

Other Expense
Goodwill impairment	(1,015,910)	-
Loss on extinguishment of debt	(67,983)	-
Interest expense	(13,865)	(5,321)

Net loss	$ (3,481,895)	$ (4,150,971)

Operating Loss; Net Loss

Our net loss decreased by $669,076, from ($4,150,971) to ($3,481,895) , from the year ended 2016 compared to 2017. Our operating loss decreased by $1,761,513, from ($4,145,650) to ($2,384,137 for the same period. The decrease in operating loss and net loss compared to the prior year is primarily a result of our significant decrease in general and administrative expenses and a decrease in our professional fees, offset by a significant goodwill impairment expense and an increase in our loss of extinguishment of debt expense. These changes are detailed below.

Revenue

We have not had any revenues since our inception. Prior to October 1, 2014, we were an exploration stage mineral exploration company that owned a number of unpatented mining claims and Arizona State Land Department claims. In late 2014, we changed our short-term and long-term business focus to the medical cannabis sector. In the short-term we plan to conduct Sangre’s Cannabis Genomic Study over the next 5 years and process those result, and in the long-term is to be a company focused on purchasing land and building commercial grade “Cultivation Centers” to consult, assist, manage & lease to licensed dispensary owners and organic grow operators on a contract basis, with a concentration on the legal and medical marijuana (Cannabis) sector. Our long-term plan is to become a True “Seed-to-Sale” company providing infrastructure, financial solutions and real estate options in this new emerging market, worldwide. We plan to make our brand global and therefore we will look for opportunities to conduct future research, marketing, import and exporting, and manufacturing of any proprietary products on an international level.

General and Administrative Expenses

General and administrative expenses decreased by $1,540,108, from $2,211,787 for the year ended December 31, 2016 to $671,679 for the year ended December 31, 2017, primarily due to an decrease in our stock-based compensation awarded to our executives.

Professional Fees

Our professional fees decreased during the year ended December 31, 2017 compared to the year ended December 31, 2016. Our professional fees were $1,667,804for the year ended December 31, 2017 and $1,933,733 for the year ended December 31, 2016. These fees are largely related to fees paid for legal and accounting services, along with compensation to independent contractors, and decreased slightly primarily as a result of decreased stock-based compensation awards. We expect these fees to grow steadily as our business expands if we continue to use stock-based compensation. In the event we undertake an unusual transaction, such as an acquisition, securities offering, or file a registration statement, we would expect these fees to substantially increase during that period.

Goodwill Impairment

During the year ended December 31, 2017, we had a goodwill impairment of $1,015,910, compared to $0 in the year ended December 31, 2016. The goodwill impairment in 2017 was entirely related to the Share Exchange Agreement with Sangre AT, LLC, a Wyoming company doing business as Sangre AgroTech dated on April 20, 2017. Pursuant to the SEA, we purchased all of the outstanding membership interests in of Sangre in consideration for a total of 500,000 shares of our common stock. This acquisition was accounted for as a business combination under the purchase method of accounting, given that substantially all of Sangre’s assets and ongoing operations were acquired. The purchase resulted in $1,015,910 of goodwill, which was subsequently impaired and expensed in the year ended December 31, 2017.

Loss on Extinguishment of Debt

During the year ended December 31, 2017, we had a loss on extinguishment of debt of $67,983, compared to $0 in the year ended December 31, 2016. The loss on extinguishment of debt in 2017 was entirely related to the fact that during 2017 we issued 70,000 shares of our common stock in satisfaction of a $35,000 principal amount promissory note, plus $33,250 in interest due under the note.

Interest Income/Expense; Net

Interest expense increased from $5,321 to $13,865 for the year ended December 31, 2016 compared to the same period in 2017. Our interest expense primarily relates to interest on a convertible note and short term loans.

Liquidity and Capital Resources

Introduction

During the years ended December 31, 2017 and 2016, because of our operating losses, we did not generate positive operating cash flows. Our cash on hand as of December 31, 2017 was $161,178 and our monthly cash flow burn rate was approximately $45,000. Our cash on hand was primarily proceeds from the sales of our securities. We currently do not believe we will be able to satisfy our cash needs from our revenues for many years to come.

Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2017 and 2016, respectively, are as follows:

	December 31,2017	December 31, 2016	Change

Cash	$ 161,178	$ 231	$ 160,947
Total Current Assets	194,177	5,284	188,893
Total Assets	1,308,339	5,548	1,303,791
Total Current Liabilities	948,128	281,226	666,902
Total Liabilities	948,128	$ 281,226	$ 666,902

Our current assets increased by $1,303,791 as of December 31, 2017 as compared to December 31, 2016. The increase in our total assets between the two periods was primarily attributed to significant increases in cash, prepaid expenses, land and property and equipment, net as of December 31, 2017.

Our current liabilities and total liabilities increased by $666,902, as of December 31, 2017 as compared to December 31, 2016. A large portion of this increase was due to a $475,000 note payable, as well as higher accounts payable, accrued officer compensation, and notes payable, related party.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

We had cash available as of December 31, 2017 of $161,178 and $231 on December 31, 2016. Based on our revenues, cash on hand and current monthly burn rate of approximately $45,000, we will need to continue borrowing from our shareholders and other related parties, and/or raise money from the sales of our securities, to fund operations.

Sources and Uses of Cash

Operations

We had net cash used in operating activities of $670,201for the year ended December 31, 2017, as compared to $72,776 for the year ended December 31, 2016. In 2017, the net cash used in operating activities consisted primarily of our net loss of ($3,481,895), shares issued for services of $1,144,399, shares issued for services, related parties of $364,750, goodwill impairment of $1,015,910, loss on extinguishment of debt of $67,983, and depreciation of $44,654, adjusted by an increases in prepaid expenses of $27,946, accrued compensation of $21,826 accrued interest of $12,678, and accounts payable of $167,019. In 2016, the net cash used in operating activities consisted primarily of our net loss of ($4,150,971), offset by shares issued for services, related parties of $3,600,000, shares issued for services of $377,812, and shares issued for down payment on land purchase of $42,500, adjusted by an increase in prepaid expenses of $2,986, accrued compensation of $71,505, accrued interest of $4,738, and a decrease in accounts payable of $16,087.

Investments

In 2017, we had net cash used in investing activities of $534,551, consisting of purchases of land and equipment of $534,605 and cash received in acquisition of $54. We did not have any net cash provided (used) by investing activities for the year ended December 31, 2016.

Financing

Our net cash provided by financing activities for the year ended December 31, 2017 was $1,365,699, compared to $73,000 for the year ended December 31, 2016. For the period in 2017, our financing activities related to proceeds from the sale of common stock of $1,332,999 and proceeds from notes payable, related parties of $46,000, offset by repayments on notes payable, related parties of ($13,300). For the period in 2016, our financing activities related to proceeds from the sale of common stock of $70,000 and proceeds from notes payable, related parties of $16,005, offset by repayments on notes payable, related parties of ($13,005).

Contractual Obligations

December 31, 2017:

	2018	2019	2020	2021	2022	Total

Debt obligations, related party	$49,000	$-0-	$-0-	$-0-	$-0-	$49,000
Debt obligations	237,500	237,500	-0-	-0-	-0-	475,000
Operating leases, related party	3,000	-0-	-0-	-0-	-0-	3,000
Operating leases	2,720	-0-	-0-	-0-	-0-	2,720
	$292,220	$237,500	$-0-	$-0-	$-0-	$529,720

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no information required to be disclosed under this Item.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks, which include interest rate changes in United States of America and commodity prices. We do not engage in financial transactions for trading or speculative purposes.

            Interest Rate Risk. There may be interest charged on our accounts payable, as well as interest we charge on our accounts receivable, depending on their age. Typically these interest rates are fixed are not affected by changes in market interest rates. However, from time to time we may enter into debt transactions that have a variable interest rate which would leave us subject to interest rate fluctuations.

            Commodity Prices. If we get operational, we will be exposed to fluctuation in market prices for the raw materials necessary to manufacture our products. To mitigate risk associated with increases in market prices and commodity availability, we will attempt to negotiate contracts with favorable terms directly with vendors. We do not believe we will enter into forward contracts or other market instruments as a means of achieving our objectives or minimizing our risk exposures on these materials.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position(s)

Glenn E. Martin	63	President, Chief Executive Officer, Chief Financial Officer and a Director

Nicole M. Breen	41	Secretary, Treasurer and a Director

Patrick E. Williams, PhD	63	Director

Glenn E. Martin was appointed as our President, Chief Executive Officer and Chief Financial Officer on September 30, 2014. Mr. Martin has been a Director since January 1, 2005. Mr. Martin was our President from 2005 until 2012. Prior to joining United Mines, Mr. Martin has served in an executive capacity with several different companies. From 1988 through the fall of 1992, Mr. Martin was Executive Director of World Trade Center, Tucson, a subsidiary of the former Twin Towers in New York City. In this position he oversaw the day to day operation, including projects, programs, and seminars for the U.S. Dept. of Commerce associate office in the W.T.C., Tucson promoting D.O.C. programs, servicing clients for both the D.O.C. and Small Business administration. During his tenure with World Trade Center he served as speaker for international trade seminars and the AIESEC (U.S) National Leadership Seminars. Member; Hong Kong Trade Association 1988 to present. Member; Society of Mining, Metallurgy & Exploration (2008). Guest speaker at Inaugural HKBAH Annual Event in May 2010 & member of Hong Kong Business Association of Hawaii (2010)

During our fiscal years ended December 31, 2016 and December 31, 2015, Mr. Martin received $7,995 and $4,000, respectively, in cash compensation for his services in addition to a total of 28,000,000 shares of our common stock as compensation for the years ended December 31, 2015 and December 31, 2016. As of December 31, 2016, Mr. Martin owns or controls an aggregate of 55,841,078 shares of our common stock.

Nicole M. Breen, was appointed as our Secretary and Treasurer on September 30, 2014. Ms. Breen has been a Director since January 1, 2005. Ms. Breen was our Secretary and Treasurer from 2005 until 2012. From June 2000 to 2012 she served as the Managing Associate of GEM Management Group, LLC specializing in acquiring mineral rights and mining properties, along with servicing administration requirements for the company. All Ms. Breen’s current work in the Cannabis industry is done on our behalf. In this position, she oversees as corporate secretary, recording secretary and the day-to-day treasury operations of the company. Ms. Breen received her Bachelor of Science in Physical Education in Education, with a minor in Elementary Education, from the University of Arizona.

During our fiscal years ended December 31, 2016 and December 31, 2015, Ms. Breen did not receive cash compensation for her services but she did receive a total of 16,000,000 shares of our common stock as compensation for the years ended December 31, 2015 and December 31, 2016. As of December 31, 2016, Ms. Breen owned 19,947,520 shares of our common stock.

Nicole Breen is Glenn Martin’s daughter.

Patrick E. Williams, PhD, was appointed to our Board of Directors on January 23, 2018. Dr. Williams is currently the President and Chief Science Officer of Sangre AT, LLC, our wholly-owned subsidiary. In this position, Dr. Williams is responsible for the focus, tenor and operations of the Sangre. He has developed and begun implementing the 5-year genomics research program focused on whole genome sequencing and gene expression analysis within the cannabis genus. This work includes the development of whole chromosome extraction methods, new protocols for the collection of RNA gene messengers, and next generation bioinformatics programs. He is also responsible for supervising the development of our new state-of-the-art genomics research facility in La Veta, Colorado. Prior to joining Sangre, from September 2014 to April 2017, Dr. Williams was the Chief Science Officer at Ansera Analytics. In this position, Dr. Williams was responsible for establishing the research perspectives of the organization and developing the technical foundations for the implementation of client contacts. These activities included the evaluation and validation of next generation sample prep chemistries and devices, new isothermal chemistries and instruments, optimized sample collection, transport and preservation media, and various deployable technologies for food borne pathogens and select agents. Client services also included the generation of quality assurance programs, proficiency training programs, and integration of these programs into ISO, DoD, and USDA established quality systems. From October 2012 to May 2014, Dr. Williams was a research assistant professor at Kansas State University-Olathe, where he partnered with other faculty to establish and maintain the K Food Safety and Applied Research programs, which included the establishment of the safety and quality program (GLP, GMP, ISO 17025). Prior to this position, Dr. Williams worked at a number of different pharmaceutical companies, as well as various academic positions. Dr. Williams received his BS in Biology from the University of California, Santa Cruz in 1978, his M.Ed. in Biology from Framington State College in 1982, and his Ph.D. in Biology from Clark University in 1991.

EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2017, 2016 and 2015. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Glenn E. Martin	2017	56,174	-0-	-0-	-0-	-0-	-0-	-0-	56,174
President, CEO and CFO	2016 2015	7,995 4,000	-0- -0-	2,100,000 490,000	-0- -0-	-0- -0-	-0- -0-	-0- -0-	2,107,995 494,000

Nicole M. Breen	2017	23,000	-0-	-0-	-0-	-0-	-0-	-0-	23,000
Secretary and Treasurer	2016 2015	5,000 2,550	-0- -0-	1,200,000 280,000	-0- -0-	-0- -0-	-0- -0-	-0- -0-	1,205,000 282,550

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Glenn E. Martin	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

Nicole M. Breen	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

In 2014 and 2016 we entered into employment agreements with Glenn E. Martin, our Chief Executive Officer and Chief Financial Officer, Nicole Breen, our Secretary and Treasurer and Ryan Breen, our Vice President and Social Media Officer.

Under the terms of our agreement with Mr. Martin dated October 1, 2016, he serves as our President and Chief Executive Officer. The agreement was for a two-year term and Mr. Martin received Seven Million (7,000,000) shares of our common stock, restricted in accordance with Rule144, and was to receive Seven Million (7,000,000) additional shares as his annual salary for agreeing to serve as our President and Chief Executive Officer. Additionally, Mr. Martin was entitled to One Million (1,000,000) shares of a yet-to-be-created class of Series B Preferred Stock if we regained “fully-reporting” status with the Securities and Exchange Commission. We are obligated to maintain and pay the premiums for “key man” life insurance in the amount of $1,000,000. Our agreement with Mr. Martin also contained various provisions related to his termination without cause and in the event we undergo a change of control transaction. To date, no “key man” insurance has been obtained.

 On January 23, 2018, our Board of Directors agreed to enter into an Amended and Restated Employment Agreement with Glenn E. Martin. Under the new agreement, Mr. Martin will serve as our President and Chief Executive Officer for a five (5) year term in exchange for a base salary of $1,500 per week, which will be increased to $120,000 annually in the event we raise an aggregate of $2,000,000 during the term of the agreement. The agreement is set to go effective beginning February 1, 2018. Additionally, we agreed to grant Mr. Martin One Million (1,000,000) shares of our restricted common stock on February 1, 2018 pursuant to the terms of a Restricted Stock Agreement, with the shares subject to certain restrictions on transfer which expire on 33% of the shares on February 1, 2019, 66% of the shares on February 1, 2020 and 100% of the shares on February 1, 2021. We also agreed to issue Mr. Martin a Non-Qualified Stock Option on February 1, 2018 to purchase up to Four Million (4,000,000) shares of our common stock at $10.55 per share, with the options vesting 33 1/3% on August 1, 2018, 33 1/3% on February 1, 2019 and 33 1/3rd % on February 1, 2020. The options expire ten years from the date of grant. As a result of the Amended and Restated Employment Agreement with Mr. Martin, he is no longer entitled to the Seven Million (7,000,000) shares of our common stock as annual salary, or the One Million (1,000,000) shares of a yet-to-be-created class of Series B Preferred Stock if we become fully-reporting, which were both set forth in his prior employment agreement.

Under the terms of our agreement with Mrs. Breen dated October 1, 2016, she serves as our Secretary and Treasurer. The agreement was for a two-year term and Ms. Breen received Four Million (4,000,000) shares of our common stock, restricted in accordance with Rule 144, and was to receive Four Million (4,000,000) additional shares as her annual salary for agreeing to serve as our Secretary and Treasurer. Additionally, Ms. Breen was entitled to One Hundred Thousand (100,000) shares of a yet-to-be-created class of Series B Preferred Stock if we regained “fully-reporting” status with the Securities and Exchange Commission. Our agreement with Ms. Breen also contained various provisions related to her termination without cause and in the event we undergo a change of control transaction.

On January 23, 2018, our Board of Directors agreed to enter into an Amended and Restated Employment Agreement with Nicole M. Breen. Under the new agreement, Ms. Breen will serve as our Secretary and Treasurer for a five (5) year term in exchange for a base salary of $1,000 per week. The agreement is set to go effective beginning February 1, 2018. Additionally, we agreed to grant Ms. Breen Five Hundred Thousand (500,000) shares of our restricted common stock on February 1, 2018 pursuant to the terms of a Restricted Stock Agreement, with the shares subject to certain restrictions on transfer which expire on 33% of the shares on February 1, 2019, 66% of the shares on February 1, 2020 and 100% of the shares on February 1, 2021. We also agreed to issue Ms. Breen a Non-Qualified Stock Option on February 1, 2018 to purchase up to Two Million (2,000,000) shares of our common stock at $10.55 per share, with the options vesting 33 1/3% on August 1, 2018, 33 1/3% on February 1, 2019 and 33 1/3rd % on February 1, 2020. The options expire ten years from the date of grant. As a result of the Amended and Restated Employment Agreement with Ms. Breen, she is no longer entitled to the One Million (1,000,000) shares of our common stock as annual salary, or the One Hundred Thousand (100,000) shares of a yet-to-be-created class of Series B Preferred Stock if we become fully-reporting, which were both set forth in her prior employment agreement.

Under the terms of our agreement with Mr. Ryan Breen dated October 1, 2016, he served as our Vice President and Social Media Officer. The agreement was for a two-year term and Mr. Breen received One Million (1,000,000) shares of our common stock, restricted in accordance with Rule 144, and is to receive One Million (1,000,000) additional shares as his annual salary for agreeing to serve as our Vice President and Social Media Officer. Additionally, Mr. Breen was entitled to One Hundred Thousand (100,000) shares of a yet-to-be-created class of Series B Preferred Stock if we regained “fully-reporting” status with the Securities and Exchange Commission. Our agreement with Mr. Breen also contained various provisions related to his termination without cause and in the event we undergo a change of control transaction.

On January 23, 2018, Ryan Breen announced his resignation as our Vice President and Social Media Officer, effective immediately. As a result we entered into a Wage Settlement and Release Agreement with Mr. Breen, to be effective February 1, 2018. Under the terms of the agreement, we agreed to pay Mr. Breen a one-time payment of $5,000 in return for his release of any all compensation owed to him under his Employment Agreement dated October 1, 2016.

Long-Term Incentive Plans. We do not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans and has no intention of implementing any of these plans for the foreseeable future.

Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Compensation of Directors

Our directors did not receive any compensation for their services as directors during the fiscal year ended December 31, 2017 or 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 24, 2018, certain information with respect to our equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Common Stock
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Glenn E. Martin (2)(3)(4)	55,841,078	55.16%
Common Stock	Nicole M. Breen (2)(3)(5)	19,947,520	19.70%
Common Stock	Dr. Pat Williams (2)(3)	195,850	<1%
Common Stock	Ryan Breen (6)	5,047,766(7)	4.99%
Common Stock	All Directors and Officers As a Group (3 persons)	75,984,448	75.06%

(1)
Unless otherwise indicated, based on 101,236,235 shares of common stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)
Indicates one of our officers or directors.

(3)
Unless indicated otherwise, the address of the shareholder is WEED, Inc., at 4920 N. Post Trail, Tucson, AZ 85750.

(4)
Includes 80,666 shares of common stock held in the name of Tanque Verde Valley Missionary Society, an entity controlled by Mr. Martin.

(5)
Includes 305,505 shares of common stock held in the name of GEM Management Group, LLC, an entity controlled by Ms. Breen, and an aggregate of 15,927 shares of common stock held in the name of Ms. Breen’s children.

(6)
Ryan Breen is the spouse of Nicole M. Breen.

(7)
Includes 37,151 shares owned in the name of Daniel J. Breen & Ryan Breen.

The issuer is not aware of any person who owns of record, or is known to own beneficially, ten percent or more of the outstanding securities of any class of the issuer, other than as set forth above. The issuer is not aware of any person who controls the issuer as specified in Section 2(a)(1) of the 1940 Act. There are no classes of stock other than common stock issued or outstanding. The Company does not have an investment advisor.

There are no current arrangements which will result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

In 2014 and 2016 we entered into employment agreements with Glenn E. Martin, our Chief Executive Officer and Chief Financial Officer, Nicole Breen, our Secretary and Treasurer and Ryan Breen, our Vice President and Social Media Officer.

Under the terms of our agreement with Mr. Martin dated October 1, 2016, he serves as our President and Chief Executive Officer. The agreement was for a two-year term and Mr. Martin received Seven Million (7,000,000) shares of our common stock, restricted in accordance with Rule144, and was to receive Seven Million (7,000,000) additional shares as his annual salary for agreeing to serve as our President and Chief Executive Officer. Additionally, Mr. Martin was entitled to One Million (1,000,000) shares of a yet-to-be-created class of Series B Preferred Stock if we regained “fully-reporting” status with the Securities and Exchange Commission. We are obligated to maintain and pay the premiums for “key man” life insurance in the amount of $1,000,000. Our agreement with Mr. Martin also contained various provisions related to his termination without cause and in the event we undergo a change of control transaction. To date, no “key man” insurance has been obtained.

 On January 23, 2018, our Board of Directors agreed to enter into an Amended and Restated Employment Agreement with Glenn E. Martin. Under the new agreement, Mr. Martin will serve as our President and Chief Executive Officer for a five (5) year term in exchange for a base salary of $1,500 per week, which will be increased to $120,000 annually in the event we raise an aggregate of $2,000,000 during the term of the agreement. The agreement is set to go effective beginning February 1, 2018. Additionally, we agreed to grant Mr. Martin One Million (1,000,000) shares of our restricted common stock on February 1, 2018 pursuant to the terms of a Restricted Stock Agreement, with the shares subject to certain restrictions on transfer which expire on 33% of the shares on February 1, 2019, 66% of the shares on February 1, 2020 and 100% of the shares on February 1, 2021. We also agreed to issue Mr. Martin a Non-Qualified Stock Option on February 1, 2018 to purchase up to Four Million (4,000,000) shares of our common stock at $10.55 per share, with the options vesting 33 1/3% on August 1, 2018, 33 1/3% on February 1, 2019 and 33 1/3rd % on February 1, 2020. The options expire ten years from the date of grant. As a result of the Amended and Restated Employment Agreement with Mr. Martin, he is no longer entitled to the Seven Million (7,000,000) shares of our common stock as annual salary, or the One Million (1,000,000) shares of a yet-to-be-created class of Series B Preferred Stock if we become fully-reporting, which were both set forth in his prior employment agreement.

Under the terms of our agreement with Mrs. Breen dated October 1, 2016, she serves as our Secretary and Treasurer. The agreement was for a two-year term and Ms. Breen received Four Million (4,000,000) shares of our common stock, restricted in accordance with Rule 144, and was to receive Four Million (4,000,000) additional shares as her annual salary for agreeing to serve as our Secretary and Treasurer. Additionally, Ms. Breen was entitled to One Hundred Thousand (100,000) shares of a yet-to-be-created class of Series B Preferred Stock if we regained “fully-reporting” status with the Securities and Exchange Commission. Our agreement with Ms. Breen also contained various provisions related to her termination without cause and in the event we undergo a change of control transaction.

On January 23, 2018, our Board of Directors agreed to enter into an Amended and Restated Employment Agreement with Nicole M. Breen. Under the new agreement, Ms. Breen will serve as our Secretary and Treasurer for a five (5) year term in exchange for a base salary of $1,000 per week. The agreement is set to go effective beginning February 1, 2018. Additionally, we agreed to grant Ms. Breen Five Hundred Thousand (500,000) shares of our restricted common stock on February 1, 2018 pursuant to the terms of a Restricted Stock Agreement, with the shares subject to certain restrictions on transfer which expire on 33% of the shares on February 1, 2019, 66% of the shares on February 1, 2020 and 100% of the shares on February 1, 2021. We also agreed to issue Ms. Breen a Non-Qualified Stock Option on February 1, 2018 to purchase up to Two Million (2,000,000) shares of our common stock at $10.55 per share, with the options vesting 33 1/3% on August 1, 2018, 33 1/3% on February 1, 2019 and 33 1/3rd % on February 1, 2020. The options expire ten years from the date of grant. As a result of the Amended and Restated Employment Agreement with Ms. Breen, she is no longer entitled to the One Million (1,000,000) shares of our common stock as annual salary, or the One Hundred Thousand (100,000) shares of a yet-to-be-created class of Series B Preferred Stock if we become fully-reporting, which were both set forth in her prior employment agreement.

Under the terms of our agreement with Mr. Ryan Breen dated October 1, 2016, he served as our Vice President and Social Media Officer. The agreement was for a two-year term and Mr. Breen received One Million (1,000,000) shares of our common stock, restricted in accordance with Rule 144, and is to receive One Million (1,000,000) additional shares as his annual salary for agreeing to serve as our Vice President and Social Media Officer. Additionally, Mr. Breen was entitled to One Hundred Thousand (100,000) shares of a yet-to-be-created class of Series B Preferred Stock if we regained “fully-reporting” status with the Securities and Exchange Commission. Our agreement with Mr. Breen also contained various provisions related to his termination without cause and in the event we undergo a change of control transaction.

On January 23, 2018, Ryan Breen announced his resignation as our Vice President and Social Media Officer, effective immediately. As a result we entered into a Wage Settlement and Release Agreement with Mr. Breen, to be effective February 1, 2018. Under the terms of the agreement, we agreed to pay Mr. Breen a one-time payment of $5,000 in return for his release of any all compensation owed to him under his Employment Agreement dated October 1, 2016.

Long-Term Incentive Plans. We do not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans and has no intention of implementing any of these plans for the foreseeable future.

Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Share Issuances

On October 1, 2016, we granted 7,000,000 shares of common stock to Glenn E. Martin, our Chief Executive Officer, as a bonus for services to be performed from January 1, 2017 to December 31, 2018, as our primary executive officer, pursuant to an amended employment agreement. The total fair value of the common stock was $700,000 based on the closing price of our common stock on the date of grant.

In addition, on October 1, 2016, we granted a total of 14,000,000 shares of common stock to Glenn E. Martin, our Chief Executive Officer, for services performed from January 1, 2015 to December 31, 2016, as our primary executive officer, pursuant to his previous employment agreement. The total fair value of the common stock was $1,400,000 based on the closing price of our common stock on the date of grant.

On October 1, 2016, we granted 4,000,000 shares of common stock to Nicole Breen, our Secretary and Treasurer, for services to be performed from January 1, 2017 to December 31, 2018, in those capacities, pursuant to an amended employment agreement. The total fair value of the common stock was $400,000 based on the closing price of our common stock on the date of grant.

In addition, on October 1, 2016, we granted a total of 8,000,000 shares of common stock to Nicole, our Secretary and Treasurer, for services performed from January 1, 2015 to December 31, 2016, in those capacities, pursuant to their previous employment agreement. The total fair value of the common stock was $800,000 based on the closing price of our common stock on the date of grant.

On October 1, 2016, we granted 1,000,000 shares of common stock to Ryan Breen, our Vice President and Social Media Officer, for services to be performed from January 1, 2017 to December 31, 2018, in those capacities, pursuant to an amended employment agreement. The total fair value of the common stock was $100,000 based on the closing price of our common stock on the date of grant.

On October 1, 2016, we granted a total of 2,000,000 shares of common stock to Ryan, our Vice President and Social Media Officer, for services performed from January 1, 2015 to December 31, 2016, in those capacities, pursuant to a previous employment agreement. The total fair value of the common stock was $200,000 based on the closing price of our common stock on the date of grant.

On January 1, 2015, we granted 7,000,000 shares of common stock to our Glenn E. Martin, our Chief Executive Officer, as a bonus for services performed from January 1, 2015 to December 31, 2016, as our primary executive officer. The total fair value of the common stock was $490,000 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on June 29, 2015.

On January 1, 2015, we granted 4,000,000 shares of common stock to Nicole Breen, our Secretary and Treasurer, as a bonus for services performed from January 1, 2015 to December 31, 2016, in those capacities. The total fair value of the common stock was $280,000 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on June 29, 2015.

On January 1, 2015, we granted 1,000,000 shares of common stock to Ryan Breen, our Vice President and Social Media Officer, as a bonus for services performed from January 1, 2015 to December 31, 2016. The total fair value of the common stock was $70,000 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on June 29, 2015.

On or about December 5, 2014, we issued 18,000,000 shares to Glenn Martin, our Chief Executive Officer, at $0.05 per share, in exchange for services rendered to the company from January 1, 2012 until December 31, 2014.

On or about September 30, 2014, we issued: (i) an aggregate of 9,600,000 shares to Glenn Martin, Nicole Breen and Ryan Breen, affiliates of the company, at $0.05 per share, in exchange for services rendered to the company from July 2012 to September 30, 2014.

Notes Payable

On the following dates, we received advances in the amounts indicated from our Chief Executive Officer, Glenn Martin. Mr. Martin owns approximately 56% of our common stock. The unsecured non-interest bearing loans are due on demand.

Date	Advances	Date	Repayments
March 14, 2016	$ 10,000	March 15, 2016	$ (6,000)
April 18, 2016	1,800	October 20, 2016	(3,000)
June 16, 2016	1,100	October 27, 2016	(3,000)
January 16, 2018	5,000	November 3, 2016	(900)
January 19, 2018	20,000
	$37,900		$ (12,900)

On January 2, 2018, Dr. Pat Williams, now a member of our Board of Directors, loaned us $37,000, at an interest rate of 2% per annum, compounded annually and due on demand. The loan was for the purpose of assisting us in purchasing the condominium in La Veta, CO.

Lease of Real Property

We lease our executive offices from Glenn E. Martin, our President, on a month-to-month basis at a monthly rent of $1,000, which began on April 1, 2017.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 15 of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Section 16 of our Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Nevada we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Article IX of our Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the resale of shares of our common stock by the Selling Shareholders. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us, our common stock and the Selling Shareholders, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon effectiveness of this registration statement, we will become subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above.

EXPERTS

The financial statements of WEED, Inc. as of December 31, 2017 and December 31, 2016 and for the years ended December 31, 2017 and December 31, 2016, and the balance sheets of WEED, Inc. as of December 31, 2017 and December 31, 2016 have been included herein in reliance upon the reports of M&K CPAS, PLLC., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the Selling Shareholders, who may be deemed tobe underwriters in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$1,094
Transfer Agent Fees	Approximately	2,000
Costs of Printing and Engraving	Approximately	1,000
Legal Fees	Approximately	60,000
Accounting and Audit Fees	Approximately	51,000
Total		$115,094

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 15 of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Section 16 of our Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Nevada we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Article IX of our Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

During the three months ended March 31, 2018, we issued, or agreed to issue, the following:

Common Stock Sales

On January 23, 2018, we sold 100,000 units at $2.50 per unit, consisting of 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock at an exercise price of $12.50 per share, exercisable until January 23, 2020, in exchange for total proceeds of $250,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The shares will be issued later in the first quarter of 2018. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

On January 21, 2018, we sold 100,000 units at $2.50 per unit, consisting of 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock at an exercise price of $12.50 per share, exercisable until January 21, 2020, in exchange for total proceeds of $250,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The shares will be issued later in the first quarter of 2018. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

On January 5, 2018, we sold 100,000 units at $1.50 per unit, consisting of 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock at an exercise price of $5.00 per share, exercisable until January 5, 2019, in exchange for total proceeds of $150,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

Warrants Exercised

On January 2, 2018 and January 4, 2018, a warrant holder exercised warrants to purchase an aggregate of 150,000 shares of common stock at a strike price of $1.50 in exchange for proceeds of $225,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in warrant agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations and was a sophisticated investor.

Common Stock Issued for Settlement of Debt

On January 12, 2018, we entered into an Amendment No. 1 to the $475,000 principal amount promissory note issued by us to the seller of the property in La Veta, Colorado, under which both parties agreed to amend the purchase and the promissory note to allow us to payoff the note in full if we paid $100,000 in cash on or before January 15, 2018 and issued the seller 125,000 shares of common stock, restricted in accordance with Rule 144, on before January 20, 2018. We issued the shares to the seller on January 12, 2018. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the Amendment No. 1, which indicated the purchaser was knowledgeable about our management and our operations and was a sophisticated investor.

During the three months ended December 31, 2017, we issued, or agreed to issue, the following:

Common Stock Sales

On November 10, 2017, we sold 125,000 units at $1.00 per unit, consisting of 125,000 shares of common stock and warrants to purchase 125,000 shares of common stock at an exercise price of $3.00 per share, exercisable until November 10, 2019, in exchange for total proceeds of $125,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The shares were subsequently issued on December 29, 2017. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

On October 24, 2017, we sold 13,333 units at $0.75 per unit, consisting of 13,333 shares of common stock and warrants to purchase 13,333 shares of common stock at an exercise price of $3.00 per share, exercisable until October 24, 2019, in exchange for total proceeds of $10,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The shares were subsequently issued on November 8, 2017. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

Common Stock Issued for Services

On November 8, 2017, we granted 60,000 shares of common stock to a consultant for services performed. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreement signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

Common Stock Issued for Amounts Owed

On December 29, 2017, we granted an aggregate of 24,882 shares of common stock to an individual as repayment for travel and hotel expenses incurred by the individual during a trip to India on company business. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreement signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

During the three months ended September 30, 2017, we issued, or agreed to issue, the following:

Common Stock Sales

On September 29, 2017, we sold 300,000 units at $0.50 per unit, consisting of 300,000 shares of common stock and warrants to purchase 300,000 shares of common stock at an exercise price of $3.00 per share, exercisable until September 29, 2019, in exchange for total proceeds of $150,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

On September 24, 2017, we sold 133,000 units at $0.7519 per unit, consisting of 133,000 shares of common stock and warrants to purchase 133,000 shares of common stock at an exercise price of $3.00 per share, exercisable until September 24, 2019, in exchange for total proceeds of $100,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

On September 5, 2017, we sold 40,000 units at $0.50 per unit, consisting of 40,000 shares of common stock and warrants to purchase 40,000 shares of common stock at an exercise price of $3.00 per share, exercisable until September 5, 2019, in exchange for total proceeds of $20,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

On August 2, 2017, we sold 100,000 units at $0.50 per unit, consisting of 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock at an exercise price of $3.00 per share, exercisable until August 2, 2019, in exchange for total proceeds of $50,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The shares were subsequently issued during the fourth quarter. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

On July 7, 2017, we sold 200,000 units at $0.50 per unit, consisting of 200,000 shares of common stock and warrants to purchase 200,000 shares of common stock at an exercise price of $3.00 per share, exercisable until July 7, 2019, in exchange for total proceeds of $100,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

Common Stock Issued for Services

On August 1, 2017, we granted an aggregate of 349,000 shares of common stock to eight consultants for services performed. The aggregate fair value of the common stock was $359,470 based on the closing price of the Company’s common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreement signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

During the three months ended June 30, 2017, we issued, or agreed to issue, the following:

Common Stock Sales

(i)           On May 31, 2017, we sold 20,000 units at $0.50 per unit, consisting of 20,000 shares of common stock and warrants to purchase 20,000 shares of common stock at an exercise price of $3.00 per share, exercisable until May 31, 2019, in exchange for total proceeds of $10,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(ii)           On May 31, 2017, we sold 300,000 units at $0.50 per unit, consisting of 300,000 shares of common stock and warrants to purchase 150,000 shares of common stock at an exercise price of $3.00 per share, exercisable until May 31, 2019, in exchange for total proceeds of $150,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(iii)           On May 25, 2017, we sold 20,000 units at $0.50 per unit, consisting of 20,000 shares of common stock and warrants to purchase 20,000 shares of common stock at an exercise price of $3.00 per share, exercisable until May 25, 2019, in exchange for total proceeds of $10,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(iv)           On May 25, 2017, we sold 20,000 units at $0.50 per unit, consisting of 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock at an exercise price of $3.00 per share, exercisable until May 25, 2019, in exchange for total proceeds of $50,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(v)           On April 20, 2017, we sold 500,000 units at $1.00 per unit, consisting of 500,000 shares of common stock and warrants to purchase 500,000 shares of common stock at an exercise price of $3.00 per share, exercisable until April 20, 2018, in exchange for total proceeds of $500,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

Common Stock Issued for Acquisition

On April 20, 2017, we issued a total of 500,000 shares of common to seven individuals pursuant to the closing of an acquisition of Sangre AT, LLC, a Wyoming limited liability company (“Sangre”) in exchange for 100% of the interests in Sangre. The total fair value of the common stock was $1,003,850 based on the closing price of our common stock on the date of grant. The issuances was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchasers contained in the Share Exchange Agreement by and between WEED, Inc. and Sangre AT, LLC signed by the purchasers, which indicated the purchasers were knowledgeable about our management and our operations and were accredited investors.

Common Stock and warrants Issued for Settlement of Convertible Debt

On June 16, 2017, a convertible note previously issued by us, consisting of $35,000 of principal and $33,250 of unpaid interest, was assigned to a third party and the debt was exchanged for a unit offering, consisting of 70,000 shares of common stock and warrants to purchase 70,000 shares of common stock at an exercise price of $3.00 per share, exercisable until June 16, 2018. The stock was valued at $86,800 based on the closing price of our common stock on the date of exchange and the warrants were valued at $49,433. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the original promissory note agreement, and the assignment agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations and was a sophisticated investor.

Common Stock Issued for Services

On April 20, 2017, we granted an aggregate of 116,000 shares of common stock to eleven consultants for services performed. The aggregate fair value of the common stock was $232,893 based on the closing price of our common stock on the date of grant. The issuances were made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchasers contained in the consulting agreements signed by the purchasers and the fact the consultants did work for the company and were familiar with the company, its operations and its management.

Common Stock Subscribed for Services

On April 20, 2017, we granted 50,000 shares of common stock to each of two consultants for services performed. The issuance of the shares has been deferred until January 1, 2018. The aggregate fair value of the common stock was $200,770 based on the closing price of our common stock on the date of grant. The issuances were made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchasers contained in the consulting agreements signed by the purchasers and the fact the consultants did work for the company and were familiar with the company, its operations and its management.

Common Stock Cancellations

On April 25, 2017, a total of 4,820,953 shares of our common stock were cancelled and returned to treasury in compliance with the September 30, 2014 approval by the majority of shareholders to the terms of a Settlement Agreement dated December 11, 2013 and signed on August 19, 2014 pursuant to Case No. C20125545 in the Superior Court of the State of Arizona, whereby among other provisions, the Plaintiffs, consisting of United Mines, Inc. (“UMI”) and its then principals, agreed to the cancellation of a total of 4,820,953 shares of common stock and to transfer control of the company in exchange for (i) sixty five (65) of the unpatented Bureau of Land Management (“BLM”) mining claims, the mill site, buildings and equipment, (ii) the four (4) Arizona State Land Department Exploration Permits registered to the Company, and (iii) any permits, financial and reclamation guaranties, bonds and licenses connected with the foregoing assets. In addition, thirty-three (33) unpatented BLM mining claims remained in UMI’s possession, along with any associated permits, financial and reclamation guaranties, bonds, licenses, and the rights to the corporation, the corporation’s name, stock symbol, or any other asset of UMI, which remained the property of UMI under the management of Glenn E. Martin.

During the three months ended March 31, 2017, we issued, or agreed to issue, the following:

Common Stock Sales

(i)           On March 15, 2017 and March 31, 2017, we received an aggregate $235,000 of advances on the subsequent sale on April 20, 2017 of 375,000 units at $1.00 per unit, consisting of 375,000 shares of common stock and warrants to purchase 375,000 shares of common stock at an exercise price of $3.00 per share, exercisable until April 20, 2019, in exchange for total proceeds of $375,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(ii)           On January 23, 2017, we sold 2,000 units at $2.00 per unit, consisting of 2,000 shares of common stock and warrants to purchase 2,000 shares of common stock at an exercise price of $3.00 per share, exercisable until January 23, 2018, in exchange for total proceeds of $4,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(iii)           On January 9, 2017, we sold 50,000 units at $1.00 per unit, consisting of 50,000 shares of common stock and warrants to purchase 50,000 shares of common stock at an exercise price of $3.00 per share, exercisable until January 9, 2018, in exchange for total proceeds of $50,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

Warrants Exercised

(i)           On January 7, 2017, a warrant holder exercised warrants to purchase 2,666 shares of common stock at a strike price of $1.50 in exchange for proceeds of $3,999. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in warrant agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations and was a sophisticated investor.

Common Stock Issued for Bartered Assets

(i)           On January 18, 2017, we exchanged 66,000 units, consisting of 66,000 shares of common stock and warrants to purchase 66,000 shares of common stock at an exercise price of $3.00 per share, exercisable until January 18, 2018, in exchange for a 2017 Audi Q7 and a 2017 Audi A4. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

Common Stock Issued for Services

(i)           On March 2, 2017, we granted 50,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $142,500 based on the closing price of our common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(ii)           On March 2, 2017, we granted 12,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $34,200 based on the closing price of our common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(iii)           On January 7, 2017, we granted 50,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $210,250 based on the closing price of our common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

During the three months ended December 31, 2016, we issued, or agreed to issue, the following:

(i)           On October 31, 2016, we sold 50,000 units at $0.10 per unit, consisting of 50,000 shares of common stock and warrants to purchase 50,000 shares of common stock at an exercise price of $1.50 per share over a one (1) year period from the date of purchase in exchange for total proceeds of $5,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(ii)           On October 25, 2016, we sold 150,000 units at $0.3333 per unit, consisting of 150,000 shares of common stock and warrants to purchase 150,000 shares of common stock at an exercise price of $1.50 per share over a one (1) year period from the date of purchase in exchange for total proceeds of $50,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(iii)           On October 19, 2016, we sold 25,000 units at $0.20 per unit, consisting of 25,000 shares of common stock and warrants to purchase 25,000 shares of common stock at an exercise price of $1.50 per share over a one (1) year period from the date of purchase in exchange for total proceeds of $5,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(iv)           On October 19, 2016, we sold 100,000 units at $0.10 per unit, consisting of 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock at an exercise price of $1.50 per share over a one (1) year period from the date of purchase in exchange for total proceeds of $10,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(v)           On November 8, 2016, we granted 50,000 shares of common stock as a good faith deposit on a potential land purchase agreement that has not yet closed, as we do not currently have sufficient resources. The total fair value of the common stock was $42,500 based on the closing price of our common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the Land Purchase Agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(vi)           On October 1, 2016, we granted 7,000,000 shares of common stock to our CEO, Glenn E. Martin, as a bonus for services performed pursuant to an amended employment agreement. The total fair value of the common stock was $700,000 based on the closing price of our common stock on the date of grant. Based on Mr. Martin’s position as CEO of the company and his familiarity with all aspects of the company, the issuance was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended.

(vii)           In addition, on October 1, 2016, we granted a total of 14,000,000 shares of common stock to Mr. Martin for services performed pursuant to his previous employment agreement. The total fair value of the common stock was $1,400,000 based on the closing price of our common stock on the date of grant. Based on Mr. Martin’s position as CEO of the company and his familiarity with all aspects of the company, the issuance was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended.

(viii)           On October 1, 2016, we granted 4,000,000 shares of common stock to Nicole Breen as a bonus for services performed pursuant to an amended employment agreement. The total fair value of the common stock was $400,000 based on the closing price of our common stock on the date of grant. Based on Ms. Breen’s position as the Secretary and Treasurer of the company and her familiarity with all aspects of the company, the issuance was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended.

(ix)           In addition, on October 1, 2016, we granted a total of 8,000,000 shares of common stock to Nicole Breen for services performed pursuant to their previous employment agreement. The total fair value of the common stock was $800,000 based on the closing price of our common stock on the date of grant. Based on Ms. Breen’s position as the Secretary and Treasurer of the company and her familiarity with all aspects of the company, the issuance was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended.

(x)           On October 1, 2016, we granted 1,000,000 shares of common stock to Ryan Breen as a bonus for services performed pursuant to an amended employment agreement. The total fair value of the common stock was $100,000 based on the closing price of our common stock on the date of grant.  Based on Mr. Breen’s position as a Vice President and the Social Media Officer of the company and his familiarity with all aspects of the company, the issuance was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended.

(xi)           On October 1, 2016, we granted a total of 2,000,000 shares of common stock to Ryan Breen for services performed pursuant to their previous employment agreement. The total fair value of the common stock was $200,000 based on the closing price of our common stock on the date of grant. Based on Mr. Breen’s position as a Vice President and the Social Media Officer of the company and his familiarity with all aspects of the company, the issuance was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended.

(xii)           On October 19, 2016, we granted 10,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $8,500 based on the closing price of our common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

Common stock warrants granted during the three months ended December 31, 2016:

(i)           On October 31, 2016, we sold warrants to purchase 50,000 shares of common stock at $1.50 per share over a one (1) year period from the date of sale, in exchange for total proceeds of $5,000 in conjunction with the sale of 50,000 shares of common stock. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the warrant agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(ii)           On October 25, 2016, we sold warrants to purchase 150,000 shares of common stock at $1.50 per share over a one (1) year period from the date of sale, in exchange for total proceeds of $50,000 in conjunction with the sale of 150,000 shares of common stock. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the warrant agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(iii)           On October 19, 2016, we sold warrants to purchase 25,000 shares of common stock at $1.50 per share over a one (1) year period from the date of sale, in exchange for total proceeds of $5,000 in conjunction with the sale of 25,000 shares of common stock. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the warrant agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(iv)           On October 19, 2016, we sold warrants to purchase 100,000 shares of common stock at $1.50 per share over a one (1) year period from the date of sale, in exchange for total proceeds of $10,000 in conjunction with the sale of 100,000 shares of common stock. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the warrant agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

During the three months ended September 30, 2016, we issued, or agreed to issue, the following:

(i)           On September 28, 2016, we granted 600,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $60,000 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on November 23, 2016. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(ii)           On September 28, 2016, we granted 600,000 shares of common stock to a different consultant for services performed. The total fair value of the common stock was $60,000 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on November 23, 2016. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(iii)           On September 28, 2016, we granted 600,000 shares of common stock to a third consultant for services performed. The total fair value of the common stock was $60,000 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on November 23, 2016. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

During the three months ended June 30, 2016, we did not issue any of our securities.

During the three months ended March 31, 2016, we issued, or agreed to issue, the following:

(i)           On March 18, 2016, we granted 60,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $5,820 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on October 27, 2016. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(ii)           On March 18, 2016, we granted 500,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $48,500 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on October 27, 2016. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(iii)           On March 18, 2016, we granted 120,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $11,640 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on October 27, 2016. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(iv)           On February 12, 2016, we granted 120,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $5,832 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on October 27, 2016. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(v)           On February 1, 2016, we granted 500,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $22,000 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on October 27, 2016. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(vi)           On February 1, 2016, we granted 500,000 shares of common stock to another consultant for services performed. The total fair value of the common stock was $22,000 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on October 27, 2016. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(vii)           On February 1, 2016, we granted 20,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $880 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on October 27, 2016. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(viii)           On February 1, 2016, we granted 60,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $2,640 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on October 27, 2016. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

During the three months ended December 31, 2015, we did not issue any of our securities.

During the three months ended September 30, 2015, we issued, or agreed to issue, the following:

(i)           On August 17, 2015, we sold 90,000 units at $0.10 per unit, consisting of 90,000 shares of common stock and warrants to purchase 90,000 shares of common stock at an exercise price of $0.50 per share over a one (1) year period from the date of purchase in exchange for total proceeds of $9,000. We did not issue these shares until the quarter ended December 31, 2016. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

During the six months ended June 30, 2015, we issued the following:

(i)           During the six months ended June 30, 2015, we issued a total of 2,775,000 shares of common stock in satisfaction of common stock granted during the year ended December 31, 2014, in the aggregate value of $156,100. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(ii)           On January 1, 2015, we granted 120,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $8,400 based on the closing price of our common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(iii)           On January 1, 2015, we granted 7,000,000 shares of common stock to our CEO, Glenn E. Martin, for services performed. The total fair value of the common stock was $490,000 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on June 29, 2015. Based on Mr. Martin’s position as CEO of the company and his familiarity with all aspects of the company, the issuance was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended.

(iv)           On January 1, 2015, we granted 4,000,000 shares of common stock to Nicole Breen for services performed. The total fair value of the common stock was $280,000 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on June 29, 2015. Based on Ms. Breen’s position as the Secretary and Treasurer of the company and her familiarity with all aspects of the company, the issuance was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended.

(v)           On January 1, 2015, we granted 1,000,000 shares of common stock to Ryan Breen for services performed. The total fair value of the common stock was $70,000 based on the closing price of our common stock on the date of grant. The shares were subsequently issued on June 29, 2015. Based on Mr. Breen’s position as a Vice President and the Social Media Officer of the company and his familiarity with all aspects of the company, the issuance was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended.

(vi)           On January 30, 2015, we sold 50,000 units, consisting of 50,000 shares of common stock and warrants to purchase 50,000 shares of common stock at an exercise price of $0.10 per share over a one (1) year period from the date of purchase in exchange for total proceeds of $5,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(vii)           On February 12, 2015, we granted 60,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $8,850 based on the closing price of our common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(viii)           On February 20, 2015, we granted 240,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $21,600 based on the closing price of our common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(ix)           On February 20, 2015, we sold another 40,000 units, consisting of 50,000 shares of common stock and warrants to purchase 50,000 shares of common stock at an exercise price of $0.25 per share over a one (1) year period from the date of purchase in exchange for total proceeds of $10,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchaser contained in the securities purchase agreement signed by the purchaser, which indicated the purchaser was knowledgeable about our management and our operations, was a sophisticated investor, and understood the purchase was part of a private placement.

(x)           On March 16, 2015, we granted 50,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $4,000 based on the closing price of our common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(xi)           On March 16, 2015, we granted 60,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $4,800 based on the closing price of our common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(xii)           On March 16, 2015, we granted 120,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $9,600 based on the closing price of our common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(xiii)           On March 16, 2015, we granted 40,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $3,200 based on the closing price of our common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(xiv)           On March 16, 2015, we granted 40,000 shares of common stock to another consultant for services performed. The total fair value of the common stock was $3,200 based on the closing price of our common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(xv)           On April 1, 2015, we granted 600,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $40,000 based on the closing price of our common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

(xvi)           On April 1, 2015, we granted 500,000 shares of common stock to a consultant for services performed. The total fair value of the common stock was $48,000 based on the closing price of our common stock on the date of grant. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make that determination we relied on the representations of the purchaser contained in the consulting agreements signed by the purchaser and the fact the consultant did work for the company and was familiar with the company, its operations and its management.

On or about December 5, 2014, we issued the following:

(i)           18,000,000 shares to Glenn Martin, our Chief Executive Officer, at $0.05 per share. Based on Mr. Martin’s position as CEO of the company and his familiarity with all aspects of the company, the issuance was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended.

(ii)           989,000 shares to two non-affiliates, at an average price of $0.20 per share. The issuances were made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchasers contained in the securities purchase agreement signed by the purchasers, which indicated the purchasers were knowledgeable about our management and our operations, were sophisticated investors, and understood the purchase was part of a private placement.

On or about September 30, 2014, we issued the following:

(i)           An aggregate of 9,600,000 shares to Glenn Martin, Nicole Breen and Ryan Breen, affiliates, at $0.05 per share. Based on their positions with the company and their familiarity with all aspects of the company, the issuances were exempt under Section 4(a)(2) of the Securities Act of 1933, as amended.

(ii)           1,500,000 shares to two non-affiliates, valued at $0.05 per share. The issuances were made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. To make this determination we relied on the representations of the purchasers contained in the securities purchase agreement signed by the purchasers, which indicated the purchasers were knowledgeable about our management and our operations, were sophisticated investors, and understood the purchase was part of a private placement.

EXHIBITS

3.1 (1)	Articles of Incorporation of WEED, Inc.

3.2 (1)	Bylaws of WEED, Inc.

5.1*	Legal Opinion of Legal Counsel

10.1 (1)	Employment Agreement with Glenn E. Martin dated October 1, 2016

10.2 (1)	Employment Agreement with Nicole Breen dated October 1, 2016

10.3 (1)	Employment Agreement with Ryan Breen dated October 1, 2016

10.4 (1)	Share Exchange Agreement by and between WEED, Inc. and Sangre AT, LLC dated April 20, 2017

10.5 (1)	Promissory Note dated July 26, 2017 issued to A.R. Miller for acquisition of La Veta, CO Property

10.6 (1)	Deed of Trust dated July 26, 2017 related to acquisition of La Veta, CO Property

10.7(2)	Form of Securities Purchase Agreement

10.8(2)	Form of Warrant Agreement

10.9(2)	Purchase and Sale Agreement by and between WEED, Inc. and Greg DiPaolo’s Pro Am Golf, LLC dated October 24, 2017

10.10(3)	Amendment No. 1 to Promissory Note by and between WEED, Inc. and A.R. Miller dated January 12, 2018

10.11(3)	Amended & Restated Employment Agreement with Glenn E. Martin dated February 1, 2018

10.12(3)	Amended & Restated Employment Agreement with Nicole M. Breen dated February 1, 2018

10.13(3)	Form of WEED, Inc. Restricted Stock Agreement

10.14(3)	Form of WEED, Inc. Notice of Grant of Non-Qualified Stock Options

10.15(3)	Wage Settlement and Release Agreement with Ryan Breen dated February 1, 2018

10.16(4)	Second Addendum to Purchase and Sale Agreement Greg DiPaolo's Pro Am Gold, LLC dated February 19, 2018

23.1*	Consent of M&K CPAS, PLLC.

23.2*	Consent of Legal Counsel (included in Exhibit 5.1)

*
Included herewith.
**
To be included in subsequent filing.

(1)            Incorporated by reference from our Registration Statement on Form S-1 filed with the Commission on August 11, 2017.
(2)            Incorporated by reference from the Amendment No. 1 to our Registration Statement on Form S-1 filed with the Commission on November 16, 2017.
(3)            Incorporated by reference from the Amendment No. 2 to our Registration Statement on Form S-1 filed with the Commission on February 1, 2018.
(4)            Incorporated by reference from the Amendment No. 3 to our Registration Statement on Form S-1 filed with the Commission on April 30, 2018.

Undertakings

A.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Tucson, State of Arizona.

WEED, Inc.

Dated: May 17, 2018	/s/ Glenn E. Martin
By: Glenn E. Martin
Its: President, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer) (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Dated: May 17, 2018	/s/ Glenn E. Martin
By: Glenn E. Martin, Director and President, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer) (Principal Financial Officer)

Dated: May 17, 2018	/s/ Nicole M. Breen
By: Nicole M. Breen, Director, Secretary and Treasurer

Dated: May 17, 2018	/s/ Patrick E. Williams, PhD
By: Patrick E. Williams, PhD, Director